Filed pursuant to Rule 424(b)(2)

Registration No. 333-223133

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
4.500% Notes due 2028	$420,000,000	99.912%	$419,630,400	$52,244

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Prospectus Supplement

(To Prospectus dated February 21, 2018)

$420,000,000

E*TRADE Financial Corporation

4.500% Senior Notes due 2028

We are offering $420,000,000 aggregate principal amount of our 4.500% Senior Notes due 2028 (the “Notes”). We will pay interest on the Notes semi-annually in arrears on June 20 and December 20 of each year, beginning on December 20, 2018. The Notes will mature on June 20, 2028.

We may redeem some or all of the Notes at any time at the applicable redemption prices indicated under “Description of the Notes—Optional Redemption.”

The Notes will be our general unsecured senior obligations and rank equally in right of payment with all of our existing and future unsubordinated indebtedness. The Notes will effectively rank junior to our secured indebtedness, if any, to the extent of the collateral securing such indebtedness, and will be structurally subordinated to all liabilities of our subsidiaries. The Notes will not be guaranteed by our subsidiaries.

We intend to use the net proceeds from this offering for the redemption of trust preferred securities issued by ETB Holdings, Inc., the parent of E*TRADE Bank (“TRUPs”).

Investing in the Notes involves risks that are described in the “Risk Factors” section beginning on page S-5 of this prospectus supplement.

	Public offering price (1)	Underwriting discounts and commissions	Proceeds, before expenses, to E*TRADE (1)
Per Note	99.912%	0.650%	99.262%
Total	$419,630,400	$2,730,000	$416,900,400

(1)	Plus accrued interest, if any, from June 20, 2018, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any securities exchange. The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, and will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about June 20, 2018, which is the seventh business day following the date of this prospectus supplement. Purchasers of the Notes should be aware that trading of the Notes may be affected by the T+7 settlement. See “Underwriting” beginning on page S-31 of this prospectus supplement.

Joint Book-Running Managers

Credit Suisse	J.P. Morgan	Wells Fargo Securities	BofA Merrill Lynch

Co-Managers

Barclays	Citigroup	Morgan Stanley	US Bancorp

The date of this prospectus supplement is June 11, 2018

Prospectus Supplement

Prospectus

We have not authorized anyone to provide you any information other than that contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us (which we refer to as a “Company free writing prospectus”) and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, any related Company free writing prospectus or any document incorporated herein by reference is accurate as of any date other than the date of this prospectus supplement. Also, you should not assume that there has been no change in the affairs of E*TRADE since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about the Notes that we are selling in this offering and about the offering itself. The second part, the accompanying prospectus dated February 21, 2018, provides more general information, some of which may not apply to this offering. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us and other information you should know before investing in our Notes. Before purchasing any Notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information.”

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain information included in this prospectus supplement, the accompanying prospectus and the documents we incorporate herein or therein by reference may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not statements of historical facts are hereby identified as forward-looking statements for these purposes. In particular, statements that we make in this prospectus supplement related to the offering of the Notes, and our proposed use of proceeds therefrom, including the potential redemption of any TRUPs, as well as statements that we make in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 relating to our future plans, objectives, outlook, strategies, expectations and intentions relating to our business and future financial and operating results and the assumptions that underlie these matters and include statements regarding our proposed transaction with Capital One and its benefits and timing, our capital plan initiatives and expected balance sheet size, the payment of dividends from our subsidiaries to our parent company, the management of our legacy mortgage and consumer loan portfolio, our ability to utilize deferred tax assets, the expected implementation and applicability of government regulation and our ability to comply with these regulations, our ability to maintain required regulatory capital ratios, continued repurchases of our common stock, payment of dividends on our preferred stock, our ability to meet upcoming debt obligations, the integration and related restructuring costs of past and any future acquisitions, the expected outcome of existing or new litigation, our ability to execute our business plans and manage risk, the potential decline of fees and service charges, future sources of revenue, expense and liquidity, and any other statement that is not historical in nature, are forward-looking statements. When used or incorporated by reference in this document, the words “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “plan,” “should” and similar expressions are intended to identify forward-looking statements. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.

These statements are based on assumptions and assessments made by our management in light of their experience and their perception of market conditions, historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Except as expressly stated herein, we disclaim any duty to update any forward-looking statements. Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements are set forth under “Risk Factors” and discussed under

S-ii

the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, including the following:

•	the closing of the proposed transaction with Capital One Financial Corporation may not occur or may be delayed and that the actual aggregate consideration paid in connection with the proposed transaction is still subject to final determination;

•	adverse changes in general business, economic and political conditions;

•	performance, volume and volatility in the equity and capital markets;

•	our potential inability to manage the effects of changes in interest rates;

•	customer demand for financial products and services and our potential inability to retain our current customer assets and accounts;

•	our potential inability to compete effectively and respond to aggressive price competition within our industry;

•	cyber security threats, potential system disruptions and other security breaches or incidents;

•	our potential inability to participate in consolidation opportunities in our industry, to complete consolidation transactions or to realize synergies or implement integration plans;

•	our potential inability to service our indebtedness and, if necessary, to raise sufficient additional capital, and the potential negative regulatory consequences that may result therefrom;

•	adverse changes in governmental regulations or enforcement practices, including those that may result from the implementation and enforcement of recently enacted regulatory reform legislation;

•	our potential inability to move capital to our parent company from our subsidiaries;

•	liabilities and costs associated with investigations and lawsuits and adverse developments in litigation;

•	our potential inability to manage our balance sheet growth;

•	the timing and duration of, and the amount of shares repurchased and amount of cash expended in connection with, our stock repurchase program; and

•	other factors described elsewhere in this prospectus supplement or the accompanying prospectus or in our current and future filings with the SEC.

We do not undertake any obligation, other than as required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, future risks or otherwise. New information, future events or future risks may cause the forward-looking events we discuss in this prospectus supplement, the accompanying prospectus or the incorporated documents not to occur.

S-iii

SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all the information that you may consider important in making your investment decision. Therefore, you should read the entire prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein carefully, including in particular the “Risk Factors” sections included and incorporated by reference in this prospectus supplement and the consolidated financial statements and related notes incorporated by reference in this prospectus supplement. Unless otherwise indicated or the context otherwise requires, the terms “we,” “our,” “us,” “the Company” and “E*TRADE” refer to E*TRADE Financial Corporation and its subsidiaries. References to the “parent company” are to E*TRADE Financial Corporation but not its subsidiaries.

Overview

We are a financial services company that provides online brokerage and related products and services primarily to individual retail investors. Founded on the principle of innovation, we aim to enhance the financial independence of traders and investors through a powerful digital experience that includes tools and educational material, supported by professional guidance, to help individual investors and traders meet their near- and long-term investing goals. We provide these services to customers through our digital platforms and network of industry-licensed customer service representatives and financial consultants, over the phone, by email and online via two national financial centers and in-person at 30 regional financial centers across the United States. We operate federally chartered savings banks with the primary purpose of maximizing the value of deposits generated through our brokerage business.

Our corporate offices are located at 11 Times Square, 32nd Floor, New York, New York 10036. We were incorporated in California in 1982 and reincorporated in Delaware in July 1996. We had approximately 3,800 employees at March 31, 2018. We operate directly and through several subsidiaries, many of which are overseen by governmental and self-regulatory organizations. Our most important subsidiaries are described below:

•	E*TRADE Securities LLC (E*TRADE Securities) is a registered broker-dealer that clears and settles customer securities transactions.

•	E*TRADE Bank is a federally chartered savings bank that provides FDIC insurance on qualifying amounts of customer deposits and provides other banking and cash management capabilities.

•	E*TRADE Savings Bank, a subsidiary of E*TRADE Bank, is a federally chartered savings bank that provides FDIC insurance on qualifying amounts of customer deposits, and now also provides custody solutions to Registered Investments Advisers (RIAs) as the acquisition of Trust Company of America (TCA) was completed in April 2018.

•	E*TRADE Financial Corporate Services is a provider of software and services for managing equity compensation plans to our corporate clients. The Corporate Services channel is an important driver of brokerage account and asset growth.

•	E*TRADE Futures LLC (E*TRADE Futures) is a registered non-clearing Futures Commission Merchant (FCM) that provides clearing and settlement services for customer futures transactions.

•	E*TRADE Capital Management, LLC (E*TRADE Capital Management) is a registered investment adviser that provides investment advisory services for our customers.

Delivering a powerful digital offering to our customers is a core pillar of our business strategy. We believe our focus on being a digital leader in the financial services industry is a competitive advantage. Our hybrid delivery model is available through the following award-winning digital platforms: our website at www.etrade.com, E*TRADE mobile applications and our active trading platforms. Information on or accessible through our website is not a part of this prospectus supplement.

THE OFFERING

The following summary contains basic information about the Notes and is not intended to be complete. For a more complete understanding of the Notes, please refer to “Description of the Notes.” For purposes of the following summary, references to the “Company,” “we,” “us” and “our” refer to E*TRADE Financial Corporation and its successors, in each case excluding its subsidiaries.

Issuer	E*TRADE Financial Corporation.

Aggregate Principal Amount	$420,000,000 aggregate principal amount of 4.500% Senior Notes due 2028.

Maturity	The Notes will mature on June 20, 2028.

Interest Payment Dates	June 20 and December 20 of each year, beginning on December 20, 2018.

Ranking	The Notes will be our general senior obligations. The Notes will rank equal in right of payment with all of our existing and future unsubordinated indebtedness, and will rank senior in right of payment to all of our existing and future subordinated indebtedness.

The Notes will effectively rank junior to our secured indebtedness, if any, to the extent of the collateral securing such indebtedness.

The Notes will not be guaranteed by any of our subsidiaries. Creditors of our subsidiaries, including trade creditors, customers, holders of debt guaranteed by these subsidiaries and preferred stockholders, if any, of our subsidiaries generally will have priority with respect to the assets and earnings of these subsidiaries over the claims of the holders of the Notes. The Notes, therefore, will be structurally subordinated to any such claims.

As of March 31, 2018, the aggregate principal amount of consolidated indebtedness of the Company and our subsidiaries was $1.9 billion. This amount includes $1.0 billion aggregate principal amount of corporate debt at the parent company (the issuer of the Notes). Also as of March 31, 2018, our subsidiaries had $13.2 billion of indebtedness and other liabilities to which the Notes would have been structurally subordinated (including $0.5 billion of secured indebtedness), plus deposits, which were $42.9 billion.

On an as adjusted basis after giving effect to this offering and the application of the net proceeds therefrom as described under “Use of Proceeds” as of March 31, 2018, we would have had approximately $1.9 billion of consolidated indebtedness including approximately $1.4 billion aggregate principal amount of corporate debt.

Optional Redemption

We may, at our option, redeem the Notes, in whole or in part, on or after December 20, 2018 and at any time prior to March 20, 2028 (three months prior to the maturity date of the Notes), at a price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed, and (2) the sum of the present values of the remaining scheduled payments of principal and interest that would be due but for the redemption if such Notes matured on March 20, 2028 (three months prior to the maturity date of the Notes) (not including any portion of such payments of interest accrued and unpaid as of the redemption date), discounted to the redemption date on a semi-annual basis at the Treasury Rate (as defined in “Description of the Notes—Optional Redemption”) plus 25 basis points, plus accrued and unpaid interest to, but excluding, the redemption date.

Notwithstanding the immediately preceding paragraph, we may, at our option, redeem the Notes, in whole or in part, at any time on or after March 20, 2028 (three months prior to the maturity date of the Notes), at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, in each case plus accrued and unpaid interest to, but excluding, the redemption date.

See “Description of the Notes—Optional Redemption.”

Covenants	The indenture (together with a supplemental indenture or an officer’s certificate setting forth the terms of the Notes, the “indenture”), governing the Notes will (subject to certain exceptions) limit our ability to consolidate or merge, or transfer or otherwise dispose of all or substantially all of our property and assets. In addition, it will limit our ability and the ability of our subsidiaries to create liens on the voting stock of certain specified subsidiaries (subject to certain exceptions) to secure debt for borrowed money without equally and ratably securing the Notes.

The indenture governing the Notes will not limit our ability or the ability of any of our subsidiaries to incur additional debt or other liabilities or pay dividends or repurchase equity interests. See “Description of the Notes—Covenants.”

Absence of Public Market for the Notes	The Notes are a new issue of securities with no established public trading market. We do not intend to apply for a listing of the Notes on any securities exchange or an automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the Notes. The underwriters have advised us that they currently intend to make a market in the Notes. However, they are not obligated to do so, and may discontinue any market-making activities at any time without notice.

Use of Proceeds	We intend to use the net proceeds from this offering for the redemption of TRUPs. See “Use of Proceeds.”

Conflicts of Interest	Certain of the underwriters and/or certain of their respective affiliates may hold TRUPs; therefore, it is possible that one or more of such underwriters or such affiliates may receive at least 5% of the net proceeds of this offering, and will, therefore, have a “conflict of interest” as defined in Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. Accordingly, this offering will be made in compliance with Rule 5121 and any underwriter that has a conflict of interest pursuant to that rule will not confirm sales to accounts in which it exercises discretionary authority without the prior written consent of the applicable customer. However, because the Notes are rated investment grade, no “qualified independent underwriter” is required to be appointed in connection with this offering under applicable FINRA rules. See “Underwriting—Conflicts of Interest and Other Relationships”.

Denominations	$2,000 and any integral multiple of $1,000 in excess thereof.

Form	The Notes will be represented by one or more registered global securities registered in the name of Cede & Co., the nominee of the depositary, The Depository Trust Company, or DTC. Beneficial interests in the Notes will be shown on, and transfers will be effected through, records maintained by DTC and its participants.

Trustee and Paying Agent	The Bank of New York Mellon Trust Company, N.A.

Risk Factors	You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein. In particular, you should evaluate the information set forth under “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors” in this prospectus supplement and under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 before deciding whether to invest in the Notes. See “Risk Factors” in this prospectus supplement for important information regarding us and an investment in the Notes.

RISK FACTORS

Unless the context otherwise requires, the terms “we,” “our,” “us,” the “Company,” “parent company” and “E*TRADE” appearing in “Risk Factors” refer to, for purposes of the risk factors under the heading “—Risks Relating to the Notes,” E*TRADE Financial Corporation, the issuer of the Notes, and not to its subsidiaries.

Definitions for certain terms used under the heading “—Risks Relating to the Notes” but not defined are found below in this prospectus supplement under “Description of the Notes.”

In considering whether to purchase the Notes, you should carefully consider all the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the risk factors described below, which are not exhaustive.

Risks Relating to the Notes

We depend almost entirely on the cash flow from our subsidiaries to meet our obligations. The Notes will not be insured by the Federal Deposit Insurance Corporation. The Notes are not guaranteed by any of our subsidiaries, which means that your right to receive payment on the Notes will be structurally subordinated to the obligations of our subsidiaries.

The Notes are not insured by the Federal Deposit Insurance Corporation or any  other governmental agency or instrumentality. Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due pursuant to the Notes or to provide us with funds for our payment obligations. Our cash flow and our ability to service our debt, including the Notes, depends in part on the earnings of our subsidiaries and on the distribution of earnings, loans or other payments to us by our subsidiaries. In addition, the ability of our subsidiaries to make any dividend, distribution, loan or other payment to us is subject to statutory, regulatory and contractual restrictions. Payments to us by our subsidiaries will also be contingent upon their earnings and their business considerations. Because we depend in part on the cash flow of our subsidiaries to meet our obligations, these types of restrictions may impair our ability to make interest and principal payments on the Notes.

In the event of any bankruptcy, liquidation or reorganization of a subsidiary, you will not have any claim as a creditor against that subsidiary. As a result, all indebtedness and other liabilities, including trade payables, of our subsidiaries, whether secured or unsecured, must be satisfied before any of the assets of those subsidiaries would be available for distribution, upon a liquidation or otherwise, to us in order for us to meet our obligations with respect to the Notes. As of March 31, 2018, our subsidiaries had $13.2 billion of indebtedness and other liabilities (including $0.5 billion of secured indebtedness), plus deposits, which were $42.9 billion, to which the Notes would have been structurally subordinated.

The Notes will not be secured. If a default occurs, we may not have sufficient funds to fulfill our obligations under the Notes.

The Notes will not be secured by any of our assets and will be effectively junior in right of payment to the extent of the realizable value of any collateral pledged with respect to any secured indebtedness. While the indenture governing the Notes contains certain restrictions on our ability to pledge voting stock of certain specified subsidiaries in order to secure indebtedness for money borrowed, these restrictions are subject to several exceptions and the amount of secured indebtedness that we can incur without equally and ratably securing the Notes could be substantial and there are no restrictions under the indenture on us or any of our subsidiaries pledging any of our assets to secure indebtedness other than such restrictions on pledging such voting stock of such subsidiaries. See “Description of the Notes—Covenants—Limitation on Liens.”

Our assets and the assets of our subsidiaries will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization, dissolution or other winding up, assets that secure debt will be available to pay obligations on the Notes only after all debt secured by those assets has been repaid in full. Holders of the Notes will participate in our remaining assets ratably with all of our unsubordinated creditors, including trade creditors, subject to priorities that certain unsecured creditors may have over the holders of Notes in such a bankruptcy proceeding. If we incur any additional obligations that rank equally with the Notes, including trade payables, the holders of those obligations will be entitled to share ratably with you in any proceeds distributed upon our bankruptcy, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, then all or a portion of the Notes then outstanding would remain unpaid.

The limited covenants in the indenture governing the Notes and the terms of the Notes do not provide protection against some types of important corporate events and may not protect your investment.

The indenture governing the Notes does not:

•	generally require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the Notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our subsidiaries’ ability to issue securities or otherwise incur indebtedness, which would be structurally senior to the Notes;

•	limit our ability to incur indebtedness that is equal in right of payment to the Notes;

•	restrict our ability to secure indebtedness other than a restriction on pledging the voting stock of certain specified subsidiaries to secure debt for money borrowed, which restriction is subject to several exceptions (and any such indebtedness that is so secured will be effectively senior to the Notes to the extent of the value of the assets securing such indebtedness);

•	restrict our ability to repurchase or prepay our securities; or

•	restrict our ability to make investments or to repurchase equity interests or pay dividends (including without limitation dividends on the $700 million in liquidation preference of our outstanding preferred stock) or make other payments in respect of our common stock, preferred stock or other securities ranking junior to the Notes.

Furthermore, the covenants in the indenture governing the Notes limiting our ability and the ability of our subsidiaries to create liens and limiting our ability to consolidate or merge, or transfer or otherwise dispose of all or substantially all of our property and assets are subject to important exceptions and qualifications, which are described under the heading “Description of the Notes—Covenants.” We could engage in many types of transactions, such as certain acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the Notes. For these reasons, you should not consider the covenants in the indenture as a significant factor in evaluating whether to invest in the Notes.

Our level of indebtedness could adversely affect our ability to react to changes in our business, and we may be limited in our ability to use debt to fund future capital needs.

As of March 31, 2018, the total aggregate principal amount of our corporate debt at the parent company (the issuer of the Notes) was $1.0 billion. After giving effect to this offering and the application of the net proceeds therefrom as described under “Use of Proceeds,” the total aggregate principal amount of our corporate debt at the parent company as of March 31, 2018, would have been approximately $1.4 billion.

Our indebtedness could have important consequences for you by adversely affecting our financial condition and thus making it more difficult for us to satisfy our obligations with respect to the Notes. Our indebtedness could:

•	require us to dedicate a substantial portion of our cash flow from operations to payments in respect of our indebtedness, thereby reducing or delaying our ability to apply our cash flow to fund working capital, capital expenditures and other general corporate expenditures;

•	increase our vulnerability to adverse general economic or industry conditions;

•	limit our flexibility in planning for, or reacting to, competition and/or changes in our business or our industry;

•	limit our ability to borrow additional funds;

•	restrict or delay us from making strategic acquisitions, introducing new products or services, making capital expenditures or exploiting business opportunities;

•	require us to sell selected assets or businesses;

•	make it more difficult for us to satisfy our obligations with respect to the Notes; and

•	place us at a competitive disadvantage relative to competitors that have less debt or greater financial resources.

We cannot guarantee that we will be able to generate enough cash flow from operations or that we will be able to obtain enough capital to service our debt, pay our obligations under the Notes or fund our planned capital expenditures. In addition, we may need to refinance some or all of our indebtedness on or before maturity. We cannot guarantee that we will be able to refinance our indebtedness on commercially reasonable terms or at all. We have the ability under our debt instruments, including the indenture governing the Notes, to incur substantial additional indebtedness, and any additional indebtedness we incur could exacerbate the risks described above.

The Notes are a new issue of securities, and the trading market for the Notes may be limited.

The Notes are not currently, and in the future will not be, listed on any securities exchange or included in any automated quotation system. We cannot assure you that a liquid market will develop for the Notes, that you will be able to sell your Notes at a particular time or that the prices that you receive when you sell your Notes will be favorable. To the extent the Notes are traded, they may trade at a discount from their initial issue price or principal amount, depending upon many factors, including prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our financial condition, performance and prospects. Any decline in trading prices, regardless of the cause, may adversely affect the liquidity and trading markets for these Notes. In addition, the condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market price of the Notes.

Even if a trading market for the Notes does develop, you may not be able to sell your Notes at a particular time, if at all, or you may not be able to obtain the price you desire for your Notes. The liquidity of any market for the Notes will depend on a number of factors, including:

•	the number of holders of Notes;

•	our operating performance and financial condition;

•	our perceived business prospects;

•	our credit rating;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the Notes; and

•	general economic conditions, including prevailing interest rates.

The market prices and marketability of the Notes will depend on a number of factors

United States interest rates. We expect that the market value of the Notes will be affected by changes in United States interest rates. In general, if United States interest rates increase, the market value of the Notes may decrease. We cannot predict the future level of market interest rates.

Our credit ratings. The major debt rating agencies routinely evaluate us and our debt. These ratings are not recommendations to purchase, hold or sell the Notes. Moreover, the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in us or the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current information furnished to the ratings agencies by us and information obtained by the ratings agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that any of such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are placed under negative watch, could affect the market prices and marketability of the Notes as well as increase our corporate borrowing costs.

Redemption may adversely affect your return on the Notes.

We will have the right to redeem some or all of the Notes prior to maturity, as described under “Description of the Notes—Optional Redemption” in this prospectus supplement. We may redeem the Notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the Notes.

We may repurchase our common and preferred stock and reduce cash reserves and stockholders’ equity that is available for repayment of the Notes.

We have repurchased, and may continue to repurchase, our common stock in the open market or in privately negotiated transactions. In the future, we may repurchase our common stock with cash or other of our assets. Any repurchases that we may make in the future may be significant, and any repurchase would reduce cash and stockholders’ equity that is available to repay the Notes. In the years ended December 31, 2017 and December 31, 2016 we repurchased a total of $362 million and $452 million of common stock, respectively. During the three months ended March 31, 2018, we repurchased a total of $140 million of common stock. On July 20, 2017, our board of directors authorized the repurchase of up to $1 billion of common stock, and as of March 31, 2018, the Company had repurchased a total of $502 million of common stock under this authorization. Furthermore, we issued $400 million in liquidation preference of Series A preferred stock in August of 2016 and $300 million in liquidation preference of Series B preferred stock in December of 2017. Subject to any regulatory or statutory restrictions that may be applicable, we may determine from time to time to offer to repurchase such preferred stock, or on any dividend payment date on or after September 15, 2026 in the case of the Series A preferred stock, or March 15, 2023, in the case of the Series B preferred stock, we may redeem all or a portion of such preferred stock. To the extent we use cash to make share repurchases or redemptions, we will have less cash to satisfy our obligations under the Notes.

Risks Relating to the Nature and Operation of Our Business

We operate in a rapidly changing economic, financial and regulatory environment that presents numerous risks, many of which are driven by factors that we cannot control or predict. The risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2017, which are incorporated by reference into this prospectus supplement, highlight some of these risks. You should read our Annual Report on Form 10-K, including the section entitled “Risk Factors,” as well as the other documents incorporated herein by reference.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Notes will be approximately $416 million after deducting the underwriting discounts and estimated expenses payable by us. We intend to use the net proceeds from this offering for the redemption of TRUPs. As of March 31, 2018, there were approximately $414 million of TRUPs outstanding.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges:

	Three Months Ended March 31,		Year Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges (1)	14.36	10.25	12.18	10.06	1.42	2.39	1.53

(1)	The ratio of earnings to fixed charges is computed by dividing fixed charges into income (loss) before income taxes, discontinued operations and the cumulative effect of accounting changes less equity in the income (loss) of investments plus fixed charges less the preference securities dividend requirement of consolidated subsidiaries. Fixed charges include, as applicable, interest expense, amortization of debt issuance costs, the estimated interest component of rent expense (calculated as one-third of net rent expense) and the preference securities dividend requirement of consolidated subsidiaries.

CAPITALIZATION

The following table sets forth, as of March 31, 2018, our cash and equivalents and capitalization on an actual basis and as adjusted to give effect to this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, but not the use of the net proceeds therefrom. This table should be read in conjunction with our historical financial statements and the related notes thereto, “Use of Proceeds” and other financial information that is included or incorporated by reference in this prospectus supplement.

	As of March 31, 2018
	Actual	As Adjusted
	(unaudited; in millions, except for shares and per share data)
Cash and equivalents (1)	$498	$914

E*TRADE Financial Corporation Debt (2) (3):
2.950% Senior Notes due 2022	600	600
3.800% Senior Notes due 2027	400	400
4.500% Senior Notes due 2028 offered hereby	—	420
Unsecured Revolving Credit Facility	—	—
Total E*TRADE Financial Corporation debt	$1,000	$1,420

Shareholders’ Equity:
Preferred stock, $0.01 par value per share, 1,000,000 shares authorized, aggregate liquidation preference of $700,000,000; 403,000 shares issued and outstanding, actual and adjusted	$689	$689
Common stock, $0.01 par value per share; 400,000,000 shares authorized, actual and as adjusted; 264,792,847 shares issued and outstanding, actual and as adjusted	$3	$3
Additional paid-in capital	6,434	6,434
Accumulated deficit	(61)	(61)
Accumulated other comprehensive loss	(176)	(176)

Total shareholders’ equity	6,889	6,889

Total capitalization	$7,889	$8,309

(1)	Cash and equivalents include all such assets held by us and our subsidiaries (our subsidiaries may be required to obtain regulatory approval to pay dividends to the parent company). Corporate cash, a component of cash and equivalents and a non-GAAP metric, represents cash held at the parent company as well as cash held in certain subsidiaries that can distribute cash to the parent company without any regulatory approval. We believe that corporate cash is an indicator of the liquidity at the parent company. As of March 31, 2018, corporate cash was $439 million, and after giving effect to this offering (but not the use of the net proceeds therefrom), corporate cash would have been $855 million as of such date. See the table below for a reconciliation of this non-GAAP measure to the comparable GAAP measure (unaudited; dollars in millions):

	As of March 31, 2018
	Actual	As Adjusted
Consolidated cash and equivalents	$498	$914
Less: Cash at regulated subsidiaries (a)	(59)	(59)
Corporate cash	$439	$855

(a)	Reported net of corporate cash on deposit at E*TRADE Bank that is eliminated in consolidation.

(2)

Only the debt of E*TRADE Financial Corporation (and not any of its subsidiaries) is included in this table. As of March 31, 2018, the aggregate principal amount of consolidated indebtedness of the Company and our subsidiaries was $1.9 billion, including the corporate debt shown in the table above. Also as of March 31, 2018, our subsidiaries had $13.2 billion of indebtedness and other liabilities to which the Notes would have been structurally subordinated (including $0.5 billion of secured indebtedness), plus deposits, which were $42.9 billion.

(3)	Reflects the principal amounts of the 2.950% Senior Notes due 2022, the 3.800% Senior Notes due 2027 and the Notes, gross of actual and as adjusted unamortized discounts and estimated debt issuance costs of $5.0 million for the 2.950% Senior Notes due 2022, $4.0 million for the 3.800% Senior Notes due 2027 and $4.0 million for the Notes.

DESCRIPTION OF THE NOTES

The following description of the terms of the Notes offered hereby supplements and replaces, where inconsistent, the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus under the caption “Description of Debt Securities.”

We are issuing the Notes under an indenture dated August 24, 2017, and a supplemental indenture or officer’s certificate to be dated as of the initial issuance date of the Notes (together, the “indenture”), in each case between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”).

The following is a summary of certain of the material provisions of the indenture but does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the Notes. We will provide you with a copy of the indenture upon request. The terms of the Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). For purposes of this “Description of the Notes,” the terms “Company,” “we,” “us” and “our” mean E*TRADE Financial Corporation and its successors under the indenture, in each case excluding its subsidiaries, and the term “holders” means the holders of the Notes.

General

The Notes issued in this offering initially will be limited to $420,000,000 aggregate principal amount of 4.500% Senior Notes due 2028 (the “Notes”). The Notes will mature on June 20, 2028.

We may issue additional Notes as described under “—Additional Notes.”

If an interest payment date, maturity date or redemption date falls on a day that is not a business day, we will postpone the payment due on such date to the next succeeding business day, but the payment made on such date will be treated as being made on the date that the payment was first due and the holders of the Notes will not be entitled to any further interest or other payments with respect to such postponement. Unless we default on a payment, no interest will accrue for that period from and after the applicable interest payment date for the period to which such interest payment date related, maturity date or redemption date (with respect to the Notes that are being so redeemed).

Interest

The Notes will bear interest at a fixed rate of 4.500% per annum. Interest on the Notes will accrue from and including June 20, 2018 or, in the case of Additional Notes (as defined below), the most recent date to which interest has been paid or duly provided for. Interest will be payable semi-annually in arrears on June 20 and December 20 of each year, commencing on December 20, 2018. Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

The interest payable on the Notes on any interest payment date, subject to certain exceptions, will be paid to the person in whose name the Notes are registered at the close of business on June 5 and December 5, whether or not a business day, next preceding the applicable interest payment date.

Optional Redemption

We may redeem the Notes, in whole or in part, on or after December 20, 2018 and at any time prior to March 20, 2028 (three months prior to the maturity date of the Notes) (the “Par Call Date”), at our option, at a “make-whole premium” redemption price calculated by us equal to the greater of:

(i)	100% of the principal amount of the Notes to be redeemed; and

(ii)	the sum of the present values of the remaining scheduled payments of principal and interest that would be due but for the redemption if such Notes matured on the Par Call Date (not including any portion of such payments of interest accrued and unpaid as of the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 25 basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date.

At any time on or after the Par Call Date, we may redeem some or all of the Notes, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

If a redemption date falls on a day that is not a business day, we will postpone the redemption payment to the next succeeding business day, but the payment made on such date will be treated as being made on the date that the payment was first due and the holders of the Notes will not be entitled to any further interest or other payments with respect to such postponement.

If the redemption date is after a record date and on or prior to a corresponding interest payment date, such interest will be paid to the holders of record as of the record date on the corresponding interest payment date, and no such interest shall be payable on the redemption date. On and after any redemption date for any Notes, interest will cease to accrue on such Notes.

Notice of redemption will be mailed or sent electronically through the procedures of the depositary or otherwise at least 10 days, but not more than 60 days, before the redemption date to each registered holder of the Notes to be redeemed except that redemption notices may be mailed or sent electronically more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of such Notes or a satisfaction and discharge of such Notes or the indenture. If less than all of the Notes are to be redeemed, the Notes to be redeemed will be selected in accordance with the procedures of the depositary; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part.

We are not required to make mandatory redemption or sinking fund payments with respect to any Notes. We may at any time and from time to time purchase Notes in the open market or otherwise.

Ranking

The Notes will be our general senior unsecured obligations. The Notes will rank equal in right of payment with all of our existing and future unsubordinated indebtedness, and will rank senior in right of payment to all our existing and future subordinated indebtedness.

The Notes will effectively rank junior to our secured indebtedness, if any, to the extent of the collateral securing such indebtedness. The Notes will not be guaranteed by any of our subsidiaries. Creditors of our subsidiaries, including trade creditors, customers, holders of debt guaranteed by these subsidiaries and preferred stockholders, if any, of our subsidiaries generally will have priority with respect to the assets and earnings of these subsidiaries over the claims of the holders of the Notes. The Notes, therefore, will be structurally subordinated to any such claims.

Absence of FDIC Insurance and Guarantees

The Notes are not savings accounts or deposits with E*TRADE Bank or any of our other subsidiaries nor are they insured by the FDIC, Small Investor Protection Corporation or by the United States or any agency or fund of the United States or any other government entity.

Covenants

Limitations on Liens

So long as any of the Notes are outstanding, we will not, and will not permit any of our subsidiaries to, create, suffer to exist, assume, incur or guarantee any indebtedness for borrowed money secured by a pledge, lien or other encumbrance on the voting securities of E*TRADE Bank, E*TRADE Securities LLC, ETB Holdings, Inc. or ETCM Holdings, LLC (such entities collectively, the “Applicable Entities”), without securing the Notes equally and ratably until such time as such indebtedness is no longer secured by such pledge, lien or other encumbrance. However, the indenture will permit the following liens on the voting securities of any Applicable Entity without securing the Notes:

(1)	liens existing as of the initial issuance date of the Notes;

(2)	liens granted after the initial issuance date of the Notes created in favor of the holders of the Notes;

(3)	liens on the voting securities of an Applicable Entity securing indebtedness which is incurred to extend, renew or refinance indebtedness, to the extent that such extended, renewed or refinanced indebtedness was secured by liens on the voting securities of such Applicable Entity that were permitted to be incurred under the indenture;

(4)	liens on the voting securities of an Applicable Entity created in substitution of, or as replacements for, any liens on the voting securities of such Applicable Entity pursuant to clauses (1) through (3) directly above; provided that in the case of a lien created in substitution of, or replacement for, a lien granted in reliance on clause (2) above, such substitution or replacement lien shall be in favor of the Notes;

(5)	claims against us or any of our subsidiaries for taxes or assessments or other governmental charges or levies that are not then due and delinquent, that we or any of our subsidiaries are contesting in good faith, or that are for less than $1 million;

(6)	litigation or legal proceedings that we or any of our subsidiaries are contesting in good faith or that involve claims against us or any of our subsidiaries for less than $1 million in the aggregate;

(7)	deposits to secure, or in place of, any surety, stay, appeal or customs bonds; or

(8)	any other reason if our Board of Directors determines that the lien will not materially detract from or interfere with the present value or control by us of the voting securities subject to the lien.

SEC Reporting

We will file with the trustee copies of the quarterly and annual reports and of the information, documents and other reports, if any, which we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), within 15 days after the same is filed with the SEC.

Filing of any such annual report, information, documents and such other reports on the SEC’s EDGAR system (or any successor thereto) or any other publicly available database maintained by the SEC will be deemed to satisfy this requirement. The Company will also comply with the other provisions of Section 314(a) of the Trust Indenture Act.

Consolidation, Merger and Sale of Assets

We will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its assets to any person or persons in a single transaction or through a series of transactions, unless:

(1)	the Company shall be the continuing person, or the person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets of (the

“surviving entity”) shall be an entity organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the Company’s obligations under the indenture and the Notes; provided, that if such continuing person or person shall not be a corporation, such entity shall organize or have a wholly-owned subsidiary in the form of a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, and shall cause such corporation to expressly assume, as a party to the supplemental indenture referenced above, as a co-obligor, each of such continuing Person or Person’s obligations under the indenture and the Notes;

(2)	immediately after such transaction or series of transactions, no default has occurred and is continuing; and

(3)	the Company or the surviving entity will have delivered to the trustee an officers’ certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

The restrictions specified in clauses (2) and (3) above shall not be applicable to:

(A)	the merger or consolidation of the Company if our Board of Directors determines in good faith that the principal purpose of such transaction is to change the state of organization or convert the form of organization of the Company to another form, and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations; or

(B)	the merger of the Company with or into one of its single direct or indirect wholly-owned subsidiaries organized under the laws of the State of Delaware pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware; provided that upon the consummation of such merger the successor entity, directly or indirectly, owns all of the assets and subsidiaries that the Company owned prior to such merger.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all our assets occurs in accordance with the indenture, the surviving entity will succeed to, and be substituted for, and may exercise every right and power of ours under the indenture with the same effect as if such surviving entity had been named in our place in the indenture. We will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and any Notes issued thereunder.

Events of Default

Events of default under the indenture with respect to the Notes will be:

(1)	failure to pay the principal on the Notes when due and payable, whether on the due date thereof or when called for redemption or otherwise;

(2)	failure to pay interest on the Notes when due and continuance of that default for 30 days;

(3)	failure to perform or the breach of any covenant or agreement in the indenture or the Notes that continues for at least 90 days after we are given written notice by the trustee or we and the trustee are given written notice by the holders of at least 25% in aggregate principal amount of the outstanding Notes;

(4)	the commencement by us of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or our consent to the entry of an order for relief in an involuntary case under any such law, or our consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of us or for any substantial part of our property, or make any general assignment for the benefit of creditors; and

(5)	an event of default as defined in any mortgage, indenture or instrument securing or evidencing any indebtedness of the Company or any significant subsidiary (as defined in Rule 1-02(w) of Regulation S-X promulgated under the Securities Act) of the Company for borrowed money, resulting in such indebtedness with an outstanding principal amount exceeding $75 million becoming or being declared due and payable prior to the date on which it would otherwise become due and payable if the acceleration is not rescinded, annulled or waived within 30 days after written notice from the trustee or holders of at least 25% of the outstanding principal amount of the Notes; provided that this event of default will be remedied, cured or waived without further action upon the part of either the trustee or any of the holders if any default giving rise to the acceleration of such other indebtedness is remedied, cured or waived; provided further that this clause (5) shall not apply to any Excluded Indebtedness of the Company or any of its subsidiaries.

If an event of default under the indenture specified in clause (4) occurs, the outstanding Notes will become due and payable immediately without any declaration or other act on the part of the trustee or holders of Notes. If any other event of default occurs with respect to the Notes and is continuing, either the trustee or the holders of 25% in principal amount of the Notes may declare 100% of the principal amount of all outstanding Notes, plus any accrued and unpaid interest on such Notes to be due and payable immediately. The holders of a majority in principal amount of the Notes then outstanding, in some circumstances, may annul the declaration of acceleration and waive past defaults.

Modification and Waiver

The indenture may be amended or supplemented, without the consent of any holder, with respect to the Notes and/or one or more other series of debt securities issued under the indenture to:

(1)	cure any ambiguity, defect or inconsistency in the indenture;

(2)	provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption;

(3)	comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

(4)	evidence and provide for the acceptance of appointment by a successor trustee;

(5)	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

(6)	provide for the issuance of additional debt securities in accordance with the indenture;

(7)	provide for or add or remove guarantors with respect to the debt securities of any series;

(8)	secure any series of debt securities;

(9)	make any change that would provide any additional rights or benefits to the holders of any series of debt securities;

(10)	establish the form or forms of any series of debt securities;

(11)	conform any provision contained in the indenture to this “Description of the Notes;” or

(12)	make any change that does not materially and adversely affect the rights of any holder.

We and the trustee may make modifications and amendments of the indenture with respect to any series of debt securities (including the Notes) issued under the indenture with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification (voting as one class), and our compliance with any provision of the indenture with respect to any series of debt securities may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the waiver (voting as one class). However, no modification or amendment may, without the consent of each holder of each outstanding debt security affected thereby:

(1)	reduce the principal amount, or extend the fixed maturity, of the debt securities, alter or waive the redemption provisions of the debt securities, including changing the optional redemption date or optional redemption prices of any debt securities, including what is stated under the caption “—Optional Redemption” with respect to the Notes;

(2)	change the currency in which principal, any premium or interest is paid;

(3)	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

(4)	impair the right to institute suit for the enforcement of any payment on the debt securities;

(5)	waive a payment default with respect to the debt securities or any guarantor;

(6)	reduce the interest rate or extend the time for payment of interest on the debt securities; or

(7)	adversely affect the ranking of the debt securities of any series.

Satisfaction and Discharge

The indenture with respect to the Notes and any other series of debt securities issued under the indenture will be discharged and will cease to be of further effect thereunder when:

(1)	either:

(A)	all debt securities of such series that have been authenticated and delivered (other than destroyed, lost or stolen debt securities that have been replaced, debt securities that are paid and debt securities for whose payment money or securities have theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation and we have paid all sums payable under the indenture with respect to the debt securities of such series; or

(B)	all debt securities of such series mature within one year or are to be called for redemption within one year and we have irrevocably deposited with the trustee, as trust funds in trust solely for the benefit of the holders, money, U.S. Government Obligations or a combination thereof sufficient, without consideration of any reinvestment of interest, to pay principal, premium, if any, and accrued interest on the debt securities of such series to the date of maturity or redemption and all other sums due and payable under the indenture with respect to the debt securities of such series; and

(2)	we have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of all sums then due and payable under the indenture for such series of debt securities when due or on the redemption date, as applicable; and

(3)	we have delivered an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Defeasance

Legal Defeasance

The indenture will provide that we will be deemed to have paid and will be discharged from any and all obligations in respect of any series of debt securities (including the Notes) on the 91st day after the deposit referred to below, and the provisions of the indenture will no longer be in effect with respect to the debt securities of such series (except for, among other matters, certain obligations to register the transfer or exchange of the debt securities to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust) if, among other things:

(1)	we have deposited with the trustee, in trust, money, the equivalent in U.S. Government Obligations or a combination that through the payment of interest and principal in respect of the outstanding debt securities of such series in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on such outstanding debt securities when due of such payments in accordance with the terms of the indenture and the debt securities of such series;

(2)	we have delivered to the trustee:

(A)	either (x) an opinion of counsel to the effect that beneficial owners of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of our exercise of the option under this “Defeasance” provision and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable U.S. federal income tax law after the date the debt securities are issued such that a ruling is no longer required or (y) a ruling directed to the trustee received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel; and

(B)	an opinion of counsel to the effect that the defeasance trust is not required to register as an investment company under the Investment Company Act of 1940 and, after the passage of 91 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(3)	no default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit; and

(4)	immediately after giving effect to such deposit on a pro forma basis, no event of default, or event that after the giving of notice or lapse of time or both would become an event of default shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we or any of our subsidiaries is a party or by which the we or any of our subsidiaries is bound.

Defeasance of Certain Covenants and Certain Events of Default

The indenture further will provide that its provisions will no longer be in effect with respect to the limitations under “—Consolidation, Merger and Sale of Assets” and all the covenants described under “—Covenants,” and clause (3) under “Events of Default” shall be deemed not to be events of default with respect to any series of debt securities, as applicable, upon, among other things, the deposit with the trustee, in trust, of money, U.S. Government Obligations or a combination thereof that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the applicable series of debt securities when due in accordance with the terms of the indenture and such series of debt securities, the satisfaction of the provisions described in clauses (2)(B) and (3) of the preceding paragraph and the delivery by us to the trustee of an opinion of counsel to the effect that, among other things, the beneficial owners of such series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance of certain covenants and events of default and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Additional Notes

We may in the future from time to time, without notice to or consent of the holders of the Notes, create and issue additional Notes (the “Additional Notes”) having the same terms and conditions as the Notes offered by this prospectus supplement in all respects, except for any differences in the issue date, price to public, the initial interest payment date (if applicable) and interest accrued prior to the issue date of the Additional Notes; provided that if such Additional Notes are not fungible with the Notes offered hereby for U.S. federal income tax purposes, such Additional Notes will have one or more separate CUSIP numbers. The Notes offered hereby and any Additional Notes would rank equally and ratably and would be treated as a single class for all purposes under the indenture. No Additional Notes may be issued if any event of default has occurred and is continuing with respect to the Notes.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the indenture, or in any of the Notes or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee, manager, partner, equityholder or controlling person of the Company or of any successor person thereof. Each holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

Book-Entry, Delivery and Settlement

The Notes initially will be represented by one or more global notes in registered, global form without interest coupons. The global notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company, also referred to as DTC, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

Except as set forth below, the global notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See “—Exchange of Book-Entry Notes for Certificated Notes.” In addition, transfer of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

The Notes may be presented for registration of transfer and exchange at the offices of the registrar.

Depositary Procedures

DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between the participants through electronic book-entry changes in accounts of the participants. The participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants.

DTC has also advised the Company that, pursuant to procedures established by it,

(1)	upon deposit of the global notes, DTC will credit the accounts of participants designated by the beneficiaries with portions of the principal amount of the global notes; and

(2)	ownership of such interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global notes).

All interests in a global note may be subject to the procedures and requirements of DTC.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants and certain banks, the ability of a person having beneficial interests in a global note to pledge such interests to persons or entities that do not participate in the DTC system or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the global notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

Payments in respect of the principal of (and premium, if any) and interest on a global note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Company and the trustee will treat the persons in whose names the Notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Company, the underwriters, the trustee nor any agent of the Company, the underwriters or the trustee has or will have any responsibility or liability for (1) any aspect or accuracy of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership or (2) any other matter relating to the actions and practices of DTC or any of the participants or the indirect participants.

The Company understands that DTC’s current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the trustee or the Company. Neither the Company nor the trustee will be liable for any delay by DTC or any of the participants in identifying the beneficial owners of the Notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the global notes for all purposes.

Interests in the global notes will trade in DTC’s same-day funds settlement system and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and the participants.

The Company understands that DTC will take any action permitted to be taken by a holder of Notes only at the direction of one or more participants in whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount at maturity of the Notes as to which such participant or participants has or have given such direction. However, if any of the events described under “—Exchange of Book-Entry Notes for Certificated Notes” occurs, DTC reserves the right to exchange the global notes for Notes in certificated form and to distribute such Notes to its participants.

The information in this section concerning DTC and its book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global note among DTC participants, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the trustee nor any agent of the Company or the trustee will have any responsibility for the performance by DTC or its direct or indirect DTC participants of their obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

A global note is exchangeable for definitive notes in registered certificated form if:

(1)	DTC (A) notifies the Company that it is unwilling or unable to continue as depositary for the Notes and the Company thereupon fails to appoint a successor depositary or (B) has ceased to be a clearing agency registered under the Exchange Act; or

(2)	there shall have occurred and be continuing a an event of default with respect to the Notes.

In all the above cases, certificated Notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures) or the Company.

Notices

Notices to holders of the Notes will be made by first class mail, postage prepaid, or by electronic communication to the addresses that appear on the security register of the Notes; provided that as long as DTC is the registered holder of the Notes, such notices may be provided in accordance with the operating procedures of DTC.

Unclaimed Funds

All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for two years after the maturity date of such debt securities will be repaid to us upon our request. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Trustee and Paying Agent

The trustee under the indenture will be The Bank of New York Mellon Trust Company, N.A. On the date of this prospectus supplement, the agent for the payment, transfer and exchange of the Notes is The Bank of New York Mellon Trust Company, N.A., acting through its corporate trust office at 500 Ross St., 12th Floor, Pittsburgh, PA 15262.

Governing Law

The indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Definitions

Set forth below are defined terms used in the covenants and other provisions of the indenture. Reference is made to the indenture for other capitalized terms used in this “Description of the Notes” for which no definition is provided.

“Bank Regulated Subsidiary” means (a) ETB Holdings, Inc. (provided that such Person is a savings and loan holding company, as defined under the Home Owners’ Loan Act, as amended, or a bank holding company, as defined under the Bank Holding Company Act, as amended, but in no event shall such Person mean, or include, the Company), (b) any direct or indirect insured depository institution subsidiary that is regulated by foreign, Federal or state banking regulators, including without limitation, the Board of Governors, the OCC and the FDIC, or (c) any subsidiary of a Bank Regulated Subsidiary all of the common equity interests of which are owned by such Bank Regulated Subsidiary and the sole purpose of which is to issue trust preferred or similar securities where the proceeds of the sale of such securities are invested in such Bank Regulated Subsidiary and where such proceeds would be treated as Tier I capital were such Bank Regulated Subsidiary a bank holding company regulated by the Board of Governors.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America, together with its constituent banks and agencies

“Broker Dealer Regulated Subsidiary” means any subsidiary that is registered as a broker dealer pursuant to Section 15 of the Exchange Act (as in effect from time to time) or that is regulated as a broker dealer or underwriter under any foreign securities law.

“business day” means any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

“Excluded Indebtedness” means:

(1)	secured indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such indebtedness (to the extent such sale, transfer or other disposition is not prohibited under the indenture); and

(2)	with respect to any Regulated Subsidiaries:

(A)	indebtedness or other obligations arising from products and services offered by Bank Regulated Subsidiaries, Broker Dealer Regulated Subsidiaries or Insurance Regulated Subsidiaries in the ordinary course including, but not limited to, deposits, CDs, prepaid forward contracts, swaps, exchangeable debt securities, foreign currency purchases or sales and letters of credit, customer activities and clearing and clearing-related activities (including, in each case, indebtedness to finance such activities);

(B)	indebtedness or other obligations incurred in the ordinary course arising from margin lending, Stock Loan activities, customer activities, clearing and clearing-related activities or foreign currency settlement obligations of a Broker Dealer Regulated Subsidiary (including, in each case, indebtedness to finance such activities); and

(C)	advances from a Federal Home Loan Bank, a Federal Reserve Bank, Fannie Mae or another institution similar to any of the foregoing, repurchase and reverse repurchase agreements relating to Investment Securities, medium term notes, treasury tax and loan balances, special direct investment balances, bank notes, commercial paper, term investment option balances, brokered certificates of deposit, dollar rolls and federal funds purchased, in each case incurred in the ordinary course of a Regulated Subsidiary’s business;

provided, for the avoidance of doubt, any amounts drawn and outstanding pursuant to that certain Revolving Credit Agreement, dated as of June 23, 2017 and as amended, supplemented, modified or amended and restated from time to time, among the Company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, shall be deemed to not be Excluded Indebtedness.

“FDIC” means Federal Deposit Insurance Corporation.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, exchange, clearing house, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Insurance Regulated Subsidiary” means any subsidiary that conducts an insurance business such that it is regulated by any supervisory agency, state insurance department or other state, Federal or foreign insurance regulatory body or the National Association of Insurance Commissioners.

“Investment Securities” means marketable securities of a Person (other than an affiliate or joint venture of the Company or any of its subsidiaries), mortgages, credit card and other loan receivables, futures contracts on marketable securities, interest rates and foreign currencies used for the hedging of marketable securities, mortgages or credit card and other loan receivables purchased, borrowed, sold, loaned or pledged by such Person in the ordinary course of its business.

“OCC” means the United States Office of the Comptroller of the Currency.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Regulated Subsidiary” means a Broker Dealer Regulated Subsidiary, a Bank Regulated Subsidiary or an Insurance Regulated Subsidiary or any other subsidiary subject to minimum capital requirements or other similar material regulatory requirements imposed by applicable Governmental Authorities.

“Stock Loan” means a “Loan” as used in the Master Securities Loan Agreement published from time to time by the Bond Market Association.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the maturity date of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days (but not more than five business days) prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to the Par Call Date; provided, however, that if the period to the Par Call Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to the Par Call Date is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following are the material U.S. federal income tax consequences of owning and disposing of Notes purchased in this offering at the “issue price,” which is the first price at which a substantial amount of the Notes is sold for money to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agent or wholesalers), and held as capital assets for U.S. federal income tax purposes.

This discussion does not describe all of the income tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, as well as differing tax consequences that may apply if you are, for instance:

•	a financial institution;

•	a regulated investment company;

•	a dealer or trader in securities that uses a mark-to-market method of tax accounting;

•	holding Notes as part of a “straddle” or integrated transaction;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

•	a tax-exempt entity;

•	a partnership for U.S. federal income tax purposes; or

•	a person required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the notes to your financial statements under section 451 of the Code.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and your activities. A partner of a partnership considering an investment in the Notes is urged to consult its tax adviser.

This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly on a retroactive basis. This summary does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than U.S. federal income taxes (such as estate and gift taxes). You should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Tax Consequences to U.S. Holders

This section applies to you if you are a U.S. Holder. You are a U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of a Note that is:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Payments of Stated Interest

Stated interest paid on a Note will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the Notes will be issued without original issue discount for U.S. federal income tax purposes.

Sale or Other Taxable Disposition

Upon the sale, exchange, retirement, redemption or other taxable disposition of a Note, you will generally recognize taxable gain or loss equal to the difference, if any, between the amount realized on the disposition and your tax basis in the Note. Your tax basis in a Note will generally equal the cost of the Note. For this purpose, the amount realized does not include any amount attributable to accrued stated interest, which is treated as interest, as described above under “Payments of Stated Interest.”

Any gain or loss realized on the sale or other taxable disposition of a Note will generally be capital gain or loss, and will be long-term capital gain or loss if at the time of the disposition the Note has been held for more than one year. Long-term capital gains recognized by non-corporate taxpayers are subject to reduced rates. The deductibility of capital losses is subject to limitations.

Tax Consequences to Non-U.S. Holders

This section applies to you if you are a Non-U.S. Holder. You are a Non-U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of a Note that is:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a Non-U.S. Holder if you are a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition, or if you are a former citizen or former resident of the United States, in either of which cases you should consult your tax adviser regarding the U.S. federal income tax consequences of owning and disposing of a Note.

Payments on a Note

Subject to the discussions below under “FATCA Legislation” and “Backup Withholding and Information Reporting,” payments of principal and interest on a Note by the Company or any paying agent to you will not be subject to U.S. federal income or withholding tax, provided that, in the case of interest:

•	you do not own, actually or constructively, ten percent or more of the total combined voting power of all classes of stock of the Company entitled to vote;

•	you are not a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership;

•	you certify on a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form), under penalties of perjury, that you are not a United States person; and

•	the interest is not effectively connected with your conduct of a trade or business in the United States as described below.

If you cannot satisfy one of the first three requirements described above, and if interest on a Note is not effectively connected with your conduct of a trade or business in the United States, as described below, payments of interest on the Notes will be subject to U.S. federal withholding tax at a rate of 30%, or the rate specified by an applicable treaty.

Sale or Other Taxable Disposition of the Notes

Subject to the discussions below under “FATCA Legislation” and “Backup Withholding and Information Reporting,” you generally will not be subject to U.S. federal income or withholding tax on any gain realized on a sale, exchange, retirement, redemption or other taxable disposition of a Note, unless the gain is effectively connected with your conduct of a trade or business in the United States, as described below, although any amounts attributable to accrued interest will be treated as described above under “Payments on a Note.”

Effectively Connected Income

If interest or gain on a Note is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by you), you will generally be taxed in the same manner as a U.S. Holder with respect to the relevant income (see “Tax Consequences to U.S. Holders” above). Such effectively connected interest will be exempt from the withholding tax on interest discussed above, although you will be required to provide a properly executed IRS Form W-8ECI or other applicable form in order to claim an exemption from withholding. You should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of Notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation. If income or gain on a Note is effectively connected with your conduct of a trade or business in the United States, but is not attributable to a U.S. permanent establishment or fixed base maintained by you, you should consult your tax adviser regarding the U.S. federal income tax consequences of owning and disposing of Notes.

Backup Withholding and Information Reporting

If you are a U.S. Holder, information returns are required to be filed with the IRS in connection with payments on your Notes and proceeds received from a sale or other disposition (including a retirement or redemption) of the Notes unless you are an exempt recipient. You may also be subject to backup withholding on payments on your Notes unless you provide your taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules, or proof of an applicable exemption.

If you are a Non-U.S. Holder, information returns are required to be filed with the IRS in connection with payments of interest on your Notes. Unless you comply with certification procedures to establish that you are not a United States person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of a Note (including a retirement or redemption). You may be subject to backup withholding on payments on your Notes, or on the proceeds from a sale or other disposition of your Notes, unless you comply with certification procedures to establish that you are not a United States person or otherwise establish an exemption. The certification procedures required to claim the exemption from withholding tax on interest, described above, will satisfy the certification requirements necessary to avoid backup withholding as well.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” imposes U.S. federal withholding of 30% on payments of interest on the Notes and, for dispositions after December 31, 2018, gross proceeds from the disposition of the Notes to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities (whether such foreign financial institutions or other non-U.S. entities are beneficial owners or intermediaries) unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in the Notes.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the Notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA” and each employee benefit plan subject to Title I of ERISA, an “ERISA Plan”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Code and entities whose underlying assets are deemed to include “plan assets” of any of the foregoing (each, a “Benefit Plan Investor”) and plans or other arrangements that are subject to any provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws” and such plans together with Benefit Plan Investors referred to herein as “Plans”).

General Fiduciary Matters

ERISA and the Code impose certain requirements and duties on Benefit Plan Investors and on those persons who are fiduciaries of a Benefit Plan Investor. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Benefit Plan Investor or the management or disposition of the assets of such a Benefit Plan Investor, or who renders investment advice for a fee or other compensation to such a Benefit Plan Investor, is generally considered to be a “fiduciary” (within the meaning of Section 3(21) of ERISA and Section 4975 of the Code) of the Benefit Plan Investor. A fiduciary may be personally liable for losses incurred by a Plan resulting from a breach of fiduciary duties and may be subject to other adverse consequences.

In considering an investment in the Notes of a portion of the assets of any Benefit Plan Investor, a fiduciary must, among other things and as applicable, (1) discharge its duties solely in the interest of the participants beneficiaries of such Benefit Plan Investor and for the exclusive purpose of providing benefits to such participants and beneficiaries and defraying reasonable expenses of administering the Benefit Plan Investor; (2) act prudently with respect to the Benefit Plan Investor; (3) diversify the investments of such Benefit Plan Investor so as to minimize the risk of large losses; and (4) discharge its duties in accordance with the documents and instruments governing such Benefit Plan Investor. In addition, fiduciaries are generally required to hold all assets of a Benefit Plan Investor in trust and to maintain the indicia of ownership of such assets within the jurisdiction of the district courts of the United States. A fiduciary of a Plan should determine whether the investment in the Notes satisfies these requirements, whether such investment is in accordance with the documents and instruments governing the Plan and whether such investment is in accordance with the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to such Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Each Benefit Plan Investor and other investor using plan assets of Benefit Plan Investor should consider the fact that none of the Company, the underwriters, the trustee, nor any of their respective affiliates (the “Transaction Parties”) will act as a fiduciary to any Benefit Plan Investor with respect to the decision to acquire the Notes and is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, with respect to such decision. The decision to acquire the Notes must be made by each prospective Benefit Plan Investor on an arm’s length basis. In addition, except in the event that the regulations under Section 3(21) of ERISA issued by the U.S. Department of Labor on April 8, 2016 (the “Fiduciary Rule”) are not in effect, each Benefit Plan Investor acquiring the Notes must generally be represented by a fiduciary independent of the Transaction Parties (which may not be an owner of an IRA, in the case that the IRA is a Benefit Plan Investor) that (i) is capable of evaluating investment risks independently, both in general and with regard to the prospective investment in the Notes, (ii) has exercised independent judgment in evaluating whether to invest the assets of such Plan in the Notes and (iii) is a bank, an insurance carrier, a registered investment adviser, a registered broker-dealer or an independent fiduciary with at least $50 million of assets under management or control.

Prohibited Transaction Issues

A purchaser who is considering acquiring the Notes with the assets of a Plan must consider whether the acquisition and holding of such notes will constitute or result in a non-exempt prohibited transaction under ERISA and the Code or a violation of any applicable Similar Law. Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions that involve a Benefit Plan Investor and a “party in interest” (within the meaning of Section 3(14) of ERISA) or a “disqualified person” (within the meaning of Section 4975(e)(2) of the Code) with respect to such Benefit Plan Investor, unless a statutory, class or individual prohibited transaction exemption (as discussed below) is available. Examples of such prohibited transactions include, but are not limited to, sales or exchanges of property (such as the Notes) or extensions of credit between a Benefit Plan Investor and a party in interest or disqualified person. Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code generally prohibit fiduciaries from dealing with the assets of Benefit Plan Investors for their own benefit (for example when a fiduciary of a Benefit Plan Investor uses its position to cause such Benefit Plan Investor to make investments in connection with which the fiduciary (or a party related to the fiduciary) receives a fee or other consideration). A party in interest or disqualified person who has engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code and such transaction may have to be rescinded. The fiduciary of a Benefit Plan Investor that engaged in such non-exempt prohibited transaction may also be subject to penalties and liabilities under ERISA and the Code.

The acquisition and/or holding of Notes by a Benefit Plan Investor with respect to which a Transaction Party is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. ERISA and the Code contain certain exemptions from the prohibited transactions described above, and the U.S. Department of Labor has issued several prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the Notes. These PTCEs include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting investments by insurance company pooled separate accounts, PTCE 91-38 respecting investments by bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the Company nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Benefit Plan Investor involved in the transaction and provided further that the Benefit Plan Investor receives no less, nor pays no more, than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Benefit Plan Investors considering acquiring and/or holding the Notes in reliance of these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

As a general rule, a “governmental plan” (as defined in Section 3(32) of ERISA), a “church plan” (as defined in Section 3(33) of ERISA) that has not made an election under Section 410(d) of the Code and a “non-U.S. plan” (defined as any plan maintained outside the United States primarily for the benefit of persons substantially all of whom are nonresident aliens) are not subject to Title I of ERISA or Section 4975 of the Code. Accordingly, assets of such Plans may be invested without regard to the fiduciary and prohibited transaction considerations described above. However, while such Plans are not subject to Title I of ERISA or Section 4975 of the Code, each such Plan may be subject to other applicable Similar Laws. A fiduciary of any such Plan should therefore consider whether investing in the Notes satisfies the requirements, if any, under all applicable Similar Laws.

Because of the foregoing, the Notes should not be purchased or held by any person investing “plan assets” of any Plan unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and the Code or a violation of any applicable Similar Laws.

Representations

Accordingly, by acceptance of a Note, each purchaser of a Note will be deemed to have represented and warranted to the Transaction Parties that (1) (i) either (a) it is not a Plan, or (b) its acquisition and holding of the Notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of applicable Similar Law and (ii) if it is a Benefit Plan Investor, the decision to acquire the Notes has been made by a duly authorized fiduciary (each, a “Benefit Plan Fiduciary”) who is independent of the Transaction Parties, which Benefit Plan Fiduciary (A) is a fiduciary under ERISA or the Code, or both, with respect to the decision to acquire the Notes, (B) is not the owner of an IRA (in the case that the IRA is a purchaser), (C) is capable of evaluating investment risks independently, both in general and with regard to the prospective investment in the notes, (D) has exercised independent judgment in evaluating whether to invest the assets of such Benefit Plan Investor in the Notes, and (E) is either a bank, an insurance carrier, a registered investment adviser, a registered broker-dealer or an independent fiduciary with at least $50 million of assets under management or control, as specified in Department of Labor Regulations 29 C.F.R. Section 2510.3-21(c)(1)(i) (it being understood that the purchaser will not be deemed to make the representation in clause (ii) in the event the Fiduciary Rule is no longer in effect, provided that any such Benefit Plan Investor will be deemed to have represented and warranted that none of the Transaction Parties has acted as its fiduciary in connection with the acquisition and holding of the Notes); and (2) it will notify the trustee immediately if, at any time, it is no longer able to make the representations contained in clause (1) above.

The foregoing discussion is general in nature and is not intended to be all inclusive nor should it be construed as legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring the Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Notes. Purchasers have exclusive responsibility for ensuring that their purchase and holding of the Notes do not violate the fiduciary responsibility or prohibited transaction rules of ERISA, the Code, or any applicable Similar Laws. Except as otherwise stated herein, the sale of any Notes to a Plan is in no respect a representation by any Transaction Party that such an investment meets all legal requirements with respect to such investments by any such Plan generally or any other particular Plan, or that such investment is appropriate for such Plan generally or for any other particular Plan.

UNDERWRITING

Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of Notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Credit Suisse Securities (USA) LLC	$94,500,000
J.P. Morgan Securities LLC	94,500,000
Wells Fargo Securities, LLC	94,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	94,500,000
Barclays Capital Inc.	10,500,000
Citigroup Global Markets Inc.	10,500,000
Morgan Stanley & Co. LLC	10,500,000
U.S. Bancorp Investments, Inc.	10,500,000

Total	$420,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of the Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

It is expected that delivery of the Notes will be made against payment therefor on or about June 20, 2018, which is the seventh business day following the date hereof (such settlement cycle being referred to as “T+7”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next four succeeding business days will be required, by virtue of the fact that the Notes initially will settle in T+7, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Commissions and Discounts

Notes sold by the underwriters to the public will initially be offered at the applicable initial public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.040% of the principal amount of Notes. Any such securities dealers may resell any Notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.250% of the principal amount of Notes. If all the Notes are not sold at the initial offering prices, the underwriters may change the offering prices and the other selling terms. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. The underwriters may offer and sell Notes through certain of their affiliates.

We estimate that our share of the total expenses of the offering, excluding the underwriting discounts, will be approximately $1.0 million.

New Issues of Notes

The Notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

No Sales of Similar Securities

We have agreed that we will not, from the date of this prospectus supplement up to and including the date on which the Notes are issued, without first obtaining the prior written consent of the representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of its subsidiaries, except for the Notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

These activities by the underwriters, as well as other purchases by the underwriters for their own account, may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Conflicts of Interest and Other Relationships

Certain of the underwriters and/or certain of their respective affiliates may hold TRUPs; therefore, it is possible that one or more of such underwriters or such affiliates may receive at least 5% of the net proceeds of this offering, and will, therefore, have a “conflict of interest” as defined in FINRA Rule 5121. Accordingly, this offering will be made in compliance with FINRA Rule 5121 and any underwriter that has a conflict of interest pursuant to that rule will not confirm sales to accounts in which it exercises discretionary authority without the prior written consent of the applicable customer. However, because the Notes are investment grade rated, no “qualified independent underwriter” is required to be appointed in connection with this offering.

The underwriters and each of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and each of their affiliates have, from time-to-time, performed, and may in the future perform, various financial advisory, investment banking and commercial banking services for us, for which they received or will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters or their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us or our affiliates. The underwriters or their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that it acquires, long and/or short positions in such securities and instruments.

Certain of the underwriters and their affiliates are lenders or agents under our unsecured revolving credit facility (our “Unsecured Revolving Credit Facility”). Such lenders or agents have received and may in the future receive fees and expense reimbursement from us in connection therewith.

In connection with any lender or credit relationship with us or any of our subsidiaries that any underwriter or any affiliate of an underwriter may have, certain of the underwriters or their affiliates routinely hedge and certain other of the underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby.

Notice to Prospective Investors in the European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the Notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Directive.

Notice to Prospective Investors in the United Kingdom

The underwriters have represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (FSMA)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and the underwriters have agreed that they will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the Notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the Notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the Notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in Taiwan

The Notes have not and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued, or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or filing with or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized or will be authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.

Notice to Prospective Investors in the Republic of China

The Notes have not been, and shall not be, offered, sold or re-sold, directly or indirectly, to investors other than “professional institutional investors” as defined under Paragraph 2 of Article 4 of the Financial Consumer Protection Act of the Republic of China (the “ROC”), which currently include: overseas or domestic (i) banks, securities firms, futures firms and insurance companies (excluding insurance agencies, insurance brokers and insurance surveyors), the foregoing as further defined in more details in Paragraph 3 of Article 2 of the Organization Act of the Financial Supervisory Commission of the ROC, (ii) fund management companies, government investment institutions, government funds, pension funds, mutual funds, unit trusts, and funds managed by financial service enterprises pursuant to the ROC Securities Investment Trust and Consulting Act, the ROC Future Trading Act or the ROC Trust Enterprise Act or investment assets mandated and delivered by or transferred for trust by financial consumers, and (iii) other institutions recognized by the Financial Supervisory Commission of the ROC. Purchasers of the Notes are not permitted to sell or otherwise dispose of the Notes except by transfer to the aforementioned professional institutional investors.

Notice to Prospective Investors in the United Arab Emirates

The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. Neither this prospectus supplement nor the accompanying prospectus has been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

VALIDITY OF SECURITIES

Certain legal matters relating to the Notes offered hereby will be passed upon for E*TRADE by Davis Polk & Wardwell LLP, Menlo Park, California. Cahill Gordon & Reindel LLP, New York, New York, is representing the underwriters.

EXPERTS

The consolidated financial statements incorporated herein by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement of which this prospectus forms a part and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus supplement (excluding, in each case, each Form 8-K and each portion of any Form 8-K not deemed “filed” pursuant to the General Instructions of Form 8-K unless specifically incorporated by reference below):

(a)	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 21, 2018;

(b)	our Quarterly Report on Form 10-Q for the quarter ending March 31, 2018, filed with the SEC on May 3, 2018;

(c)	the portions of our Definitive Proxy Statement on Schedule 14A for our 2018 annual meeting of stockholders that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 27, 2018; and

(d)	our Current Reports on Form 8-K filed with the SEC on February 14, 2018, April 9, 2018 and May 10, 2018.

Any statement contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement and accompanying prospectus to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

You may request a copy of these filings at no cost by writing or telephoning the office of Investor Relations, E*TRADE Financial Corporation, 11 Times Square, 32nd Floor, New York, New York 10036, (646) 521-4340. Information about us, including our SEC filings, is also available at our website at www.etrade.com. The information on, or accessible through, our website is not a part of, or incorporated by reference in, this prospectus supplement or the accompanying prospectus.

PROSPECTUS

E*TRADE Financial Corporation

Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Purchase Contracts and Units

We may issue shares of our common stock and preferred stock, depositary shares, debt securities, warrants, purchase contracts and units, and we or any selling security holders may offer and sell these securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and the applicable prospectus supplement before you invest.

We and any selling security holders may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “ETFC.” On February 16, 2018, the last reported sale price on the NASDAQ Global Select Market for our common stock was $51.81.

Investing in these securities involves certain risks. See “Item 1A. Risk Factors” beginning on page 11 of our Annual Report on Form 10-K for the year ended December 31, 2017 incorporated by reference herein. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 21, 2018

We have not authorized anyone to provide you any information other than that contained in or incorporated by reference in this prospectus, any supplement hereto, or any related free writing prospectus issued by us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the cover of this prospectus.

We refer to E*TRADE Financial Corporation in this prospectus as “E*TRADE,” the “Company,” “we,” “us,” “our” or comparable terms. All such references refer to E*TRADE Financial Corporation and its consolidated subsidiaries unless expressly indicated or the context otherwise requires.

THE COMPANY

We are a financial services company that provides online brokerage and related products and services primarily to individual retail investors. Founded on the principle of innovation, we aim to enhance the financial independence of traders and investors through a powerful digital experience that includes tools and educational material, supported by professional guidance, to help individual investors and traders meet their near- and long-term investing goals. We provide these services to customers through our digital platforms and network of industry-licensed customer service representatives and financial consultants, over the phone, by email and online via two national financial centers and in-person at 30 financial centers across the United States. We operate federally chartered savings banks with the primary purpose of maximizing the value of deposits generated through our brokerage business.

Our corporate offices are located at 11 Times Square, 32nd Floor, New York, New York 10036. We were incorporated in California in 1982 and reincorporated in Delaware in July 1996. We had approximately 3,600 employees at December 31, 2017. We operate directly and through several subsidiaries, many of which are overseen by governmental and self-regulatory organizations (SROs). Substantially all of our revenues for the years ended December 31, 2017, 2016 and 2015 were derived from our operations in the United States. Our most important subsidiaries are described below:

•	E*TRADE Securities LLC (E*TRADE Securities) is a registered broker-dealer that clears and settles customer securities transactions.

•	E*TRADE Bank is a federally chartered savings bank that provides Federal Deposit Insurance Corporation (FDIC) insurance on qualifying amounts of customer deposits and provides other banking and cash management capabilities.

•	E*TRADE Savings Bank, a subsidiary of E*TRADE Bank, is a federally chartered savings bank that provides FDIC insurance on qualifying amounts of customer deposits.

•	E*TRADE Futures LLC (E*TRADE Futures) is a registered non-clearing Futures Commission Merchant (FCM) that provides clearing and settlement services for customer futures transactions.

•	E*TRADE Capital Management, LLC (E*TRADE Capital Management) is a registered investment adviser that provides investment advisory services for our customers.

•	E*TRADE Financial Corporate Services is a provider of software and services for managing equity compensation plans to our corporate clients.

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we or selling security holders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or selling security holders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also supplement, update or amend information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement of which this prospectus forms a part and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 21, 2018.

Any statements contained in a previously filed document incorporated by reference into this prospectus are deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

You may request a copy of these filings at no cost by writing or telephoning the office of Investor Relations, E*TRADE Financial Corporation, 11 Times Square, 32nd Floor, New York, New York 10036, (646) 521-4340. Information about us, including our SEC filings, is also available at our website at www.etrade.com. However, the information on our website is not a part of, or incorporated by reference in, this prospectus or any prospectus supplement that we file and should not be relied upon in determining whether to make an investment in our securities.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, any amendment or supplement thereto and the documents incorporated by reference herein contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. These statements discuss, among other things, our future plans, objectives, outlook, strategies, expectations and intentions relating to our business and future financial and operating results and the assumptions that underlie these matters and include statements made in our Annual Report on Form 10-K for the year ended December 31, 2017 regarding our capital plan initiatives and expected balance sheet size, the payment of dividends from our subsidiaries to our parent company, the management of our legacy loan portfolio, our ability to utilize deferred tax assets, the expected implementation and applicability of government regulation and our ability to comply with these regulations, continued repurchases of our common stock, payment of dividends on our preferred stock, our ability to meet upcoming debt obligations, the integration and related restructuring costs of past and any future acquisitions, the expected outcome of existing or new litigation, our ability to execute our business plans and manage risk, the potential decline of fees and service charges, the future sources of revenue, expense and liquidity and any other statement that is not historical in nature. These statements may be identified by the use of words such as “assume,” “expect,” “believe,” “may,” “will,” “should,” “anticipate,” “intend,” “plan,” “estimate,” “continue” and similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2017 or any amendment or supplement to this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus or any amendment or supplement to this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Important factors that could contribute to our actual results differing materially from any forward-looking statements include, but are not limited to, changes in business, economic or political condition, performance, volume and volatility in the equity and capital markets, changes in interest rates or interest rate volatility, customer demand for financial products and services, our ability to continue to compete effectively and respond to aggressive price competition within our industry, cyber security threats, potential system disruptions and other security breaches or incidents, our ability to participate in consolidation opportunities in our industry, to complete consolidation transactions and to realize synergies or implement integration plans, our ability to service our corporate debt and, if necessary, to raise additional capital, changes in government regulation or actions by our regulators, including those that may result from the implementation and enforcement of regulatory reform legislation, our ability to move capital to our parent company from our subsidiaries, adverse developments in litigation, our ability to manage our balance sheet growth, the timing, duration and costs associated with our stock repurchase program and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2017 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and elsewhere, in this prospectus and any amendment or supplement thereto and in other reports we file with the SEC.

Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict or quantify and we cannot guarantee future results, levels of activity, performance or achievements. Actual future results may vary materially from expectations expressed or implied in this prospectus, any amendment or supplement thereto and the documents incorporated by reference herein. The forward-looking statements contained in this prospectus, any amendment or supplement thereto and the documents incorporated by reference herein reflect our expectations only as of the date such statement was made. You should not place undue reliance on forward-looking statements, as we do not undertake to update or revise forward-looking statements to reflect new information or the impact of circumstances or events that arise after the date the forward-looking statements were made, except as required by law. Although we undertake no obligation to update or revise any forward- looking statements, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus and any amendment or supplement to this prospectus. See “Where You Can Find Additional Information.”

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for working capital and general corporate purposes, including, but not limited to, repayment of indebtedness, funding our operations and financing capital expenditures. We may also invest the proceeds in certificates of deposit, U.S. government securities or certain other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the related prospectus supplement.

We will not receive any proceeds from sales of securities offered by any selling security holders under this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our consolidated ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred dividends:

	For the Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges(a)	12.18	10.06	1.42	2.39	1.53
Ratio of earnings to fixed charges and preferred dividends(b)(c)	8.45	10.06	1.42	2.39	1.53

(a)	The ratio of earnings to fixed charges is computed by dividing fixed charges into income (loss) before income taxes less equity in the income (loss) of investments plus fixed charges. Fixed charges include, as applicable, interest expense, amortization of debt issuance costs and the estimated interest component of rent expense (calculated as one-third of net rent expense).

(b)	The ratio of earnings to fixed charges and preferred dividends is computed as the ratio of earnings to fixed charges less the preferred dividend requirement. The preferred dividend amount represents the pre-tax earnings that would be required to pay the dividends on outstanding preferred stock.

(c)	On August 25, 2016, we issued 400,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, liquidation preference $1,000 per share (the “Series A Preferred Stock”) in a public offering registered under the Securities Act. On December 6, 2017, we issued 300,000 depositary shares, each representing a 1/100th ownership interest in a share of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share, liquidation preference $100,000 per share (the “Series B Preferred Stock”) in a public offering registered under the Securities Act. On or prior to December 31, 2017, we had not paid dividends on any shares of preferred stock, including the Series A Preferred Stock and the Series B Preferred Stock. Prior to the issuance of the Series A Preferred Stock, we had no shares of preferred stock outstanding, so our ratio of earnings to fixed charges and preferred dividends (or related coverage deficiency) was equal to our ratio of earnings to fixed charges (or related coverage deficiency) for the years prior to and including 2016.

DESCRIPTION OF COMMON STOCK

As used in this section of the prospectus and under the captions “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Purchase Contracts” and “Description of Units,” the terms “we,” “us” and “our” refer only to E*TRADE and not to any existing or future subsidiaries of E*TRADE.

The following description of our common stock is based upon our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), our Amended and Restated Bylaws (“Bylaws”) and applicable provisions of law as currently in effect. We have summarized certain portions of the Certificate of Incorporation and Bylaws below. The summary is not complete. The Certificate of Incorporation and Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the Certificate of Incorporation and Bylaws for the provisions that are important to you.

Certain provisions of the Delaware General Corporation Law (“DGCL”), the Certificate of Incorporation and the Bylaws summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests, including those attempts that might result in a premium over the market price for its shares.

General

Our authorized common stock consists of 400,000,000 shares of common stock, $0.01 par value per share. As of February 16, 2018, we had outstanding 266,334,340 shares of our common stock.

Each holder of common stock is entitled to one vote per share held on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for the payment of dividends. If we liquidate, dissolve or wind up our business, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock to be issued upon completion of any offering of our common stock under this prospectus will be fully paid and non-assessable.

Anti-Takeover Effects or Provisions of Our Certificate of Incorporation, Bylaws and Delaware Law

Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and Bylaws contain provisions that could discourage potential takeover attempts and make more difficult attempts by stockholders to change management.

Our Certificate of Incorporation and Bylaws currently permit the Board of Directors to create new directorships and to elect new directors to serve for a term expiring at the next annual meeting of stockholders. In uncontested elections, each director must be elected to the Board of Directors by the majority of the votes cast with respect to the director’s election, and must submit his or her resignation to the Board of Directors if he or she does not obtain the required majority. The Board of Directors has the power to decide whether or not to accept the resignation, but must publicly disclose its decision and, if the resignation is rejected, its rationale within 90 days following certification of the stockholder vote. The Board of Directors (or its remaining members, even though less than a quorum) is also empowered to fill vacancies on the Board of Directors occurring for any reason, including a vacancy from an enlargement of the Board of Directors; however, a vacancy created by the removal of a director by the stockholders or court order may be filled only by the vote of a majority of the shares at a meeting at which a quorum is present. Any director so elected according to the preceding sentence shall hold office for a term expiring at the next annual meeting of stockholders. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Our Certificate of Incorporation provides that stockholders may take action only at an annual meeting or special meeting and may not take action by written consent. Special meetings of our stockholders may only be called by our Chairman of the Board, our President, a majority of the number of directors constituting the full Board of Directors, or the holders of not less than 10% of our outstanding voting stock.

Under the terms of our Bylaws, stockholders who intend to present business or nominate persons for election to the Board of Directors at annual meetings of stockholders must provide notice to our corporate secretary no more than 150 days and no less than 120 days prior to the date of the proxy statement for the prior annual meeting, as more fully set forth in our Bylaws.

Our Certificate of Incorporation provides that, in addition to the requirements of the Delaware General Corporation Law described below, any business combination with an interested stockholder, as these terms are defined in our Certificate of Incorporation and summarized below, requires the affirmative vote of two-thirds of the outstanding voting stock, unless two-thirds of the number of directors constituting the full Board of Directors approve the transaction.

A business combination is defined for purposes of this provision of our Certificate of Incorporation as:

•	a merger or consolidation of us or any of our subsidiaries with an interested stockholder or with a corporation that is or would become an affiliate or associate, with these terms defined for purposes of this provision of our Certificate of Incorporation as they are defined in the Exchange Act, of an interested stockholder,

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with, or proposed by or on behalf of, an interested stockholder or any affiliate or associate of an interested stockholder involving any assets of ours or our subsidiaries that constitute 5% or more of our total assets,

•	the issuance or transfer by us or by any of our subsidiaries of any of our or their securities to, or proposed by or on behalf of, an interested stockholder or any affiliate or associate of an interested stockholder in exchange for cash, securities or other property that constitute 5% or more of our total assets,

•	the adoption of any plan or proposal for our liquidation or dissolution or any spin-off or split-up of any kind of us or any of our subsidiaries, proposed by or on behalf of an interested stockholder or an affiliate or associate of an interested stockholder, or

•	any reclassification, recapitalization, or merger or consolidation of us with any of our subsidiaries or any similar transaction that has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of (i) any class of equity securities of us or any of our subsidiaries or (ii) any class of securities of us or any of our subsidiaries convertible into equity securities of us or any of our subsidiaries which are directly or indirectly owned by an interested stockholder or an affiliate or associate of an interested stockholder.

An interested stockholder is defined for purposes of this provision of our Certificate of Incorporation as an individual, corporation or other entity which, as of the record date for notice of the transaction or immediately prior to the transaction:

•	is one of our associates or affiliates and at any time within the prior two-year period was the beneficial owner, directly or indirectly, of 10% or more of our outstanding voting securities, or

•	is, or was at any time within the prior two-year period, the beneficial owner, directly or indirectly, of 10% or more of our outstanding voting securities, or

•	is under circumstances described in more detail in our Certificate of Incorporation, an assignee of any of the persons described above.

A person is the beneficial owner of any voting securities which:

•	that person or any of its affiliates or associates, beneficially owns, directly or indirectly,

•	that person or any of its affiliates or associates has, directly or indirectly, the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or the right to vote pursuant to any agreement, arrangement or understanding, or

•	are beneficially owned, directly or indirectly, by any other person with which the person in question or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock.

As described below under “Description of Preferred Stock,” our Board of Directors has the authority to issue preferred stock in one or more series and to fix the powers, rights, designations, preferences, qualifications, limitations and restrictions applicable to the preferred stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing potential takeover attempts without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock.

These provisions of our Certificate of Incorporation and Bylaws as currently in effect may deter any potential unsolicited offers or other efforts to obtain control of us that are not approved by our Board of Directors. Such provisions could deprive our stockholders of opportunities to realize a premium on their common stock and could make removal of incumbent directors more difficult. At the same time, these provisions may have the effect of inducing any persons seeking to control us or seeking a business combination with us to negotiate terms acceptable to our Board of Directors. These provisions of our Certificate of Incorporation and Bylaws can be changed or amended, in the case of our Certificate of Incorporation, only by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock and, in the case of our Bylaws, only by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock or the affirmative vote of two-thirds of the total number of directors we would have, assuming no directorships were vacant at the time of the vote.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the Board of Directors before the date the interested stockholder attained that status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or after the date the business combination is approved by the Board of Directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	any merger or consolidation involving the corporation or any majority-owned subsidiary and the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or by any majority-owned subsidiary of any stock of the corporation or of such subsidiary to the interested stockholder;

•	any transaction involving the corporation or any majority-owned subsidiary that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any majority-owned subsidiary.

In general, Section 203 defines “interested stockholder” to be any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

A Delaware corporation may opt out of this provision either with an express provision in its original Certificate of Incorporation or in an amendment to its Certificate of Incorporation or Bylaws approved by its stockholders. We have not opted out of this provision. Section 203 could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Delaware as Sole and Exclusive Forum

Our Bylaws provide that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf us, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (c) any action asserting a claim against us or our officers, directors or employees arising pursuant to any provision of the Delaware General Corporation Law or our Certificate of Incorporation or Bylaws or (d) any action asserting a claim against us or our officers, directors or employees governed by the internal affairs doctrine. As a result, any action brought by any of our stockholders with regard to any of these matters will need to be filed in the Court of Chancery of the State of Delaware and cannot be filed in any other jurisdiction. Although our Bylaws contain the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, N.A.

Listing

Our common stock is listed for trading on the NASDAQ Global Select Market under the trading symbol “ETFC.”

DESCRIPTION OF PREFERRED STOCK

This prospectus describes certain general terms and provisions of our preferred stock. When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the particular series of preferred stock. The preferred stock will be issued under a certificate of designation relating to each series of preferred stock and is also subject to our Certificate of Incorporation.

Our authorized preferred stock consists of 1,000,000 shares of preferred stock, $0.01 par value per share. As of February 16, 2018, we had outstanding 403,000 shares of our preferred stock, which consist of 400,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, liquidation preference $1,000 per share, and 3,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B, liquidation preference $100,000 per share.

Under our Certificate of Incorporation, our Board of Directors has the authority to:

•	create one or more series of preferred stock;

•	issue shares of preferred stock in any series up to the maximum number of shares of preferred stock authorized; and

•	determine the preferences, rights, privileges and restrictions of any series.

Our Board of Directors may issue authorized shares of preferred stock, as well as authorized but unissued shares of common stock, without further stockholder action, unless stockholder action is required by applicable law or by the rules of a stock exchange or quotation system on which any series of our stock may be listed or quoted.

The prospectus supplement will describe the terms of any preferred stock being offered, including:

•	the number of shares and designation or title of the shares;

•	any liquidation preference per share;

•	any date of maturity;

•	any redemption, repayment or sinking fund provisions;

•	any dividend rate or rates and the dates of payment (or the method for determining the dividend rates or dates of payment);

•	any voting rights;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	the method by which amounts in respect of the preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

•	whether the preferred stock is convertible or exchangeable and, if so, the securities or rights into which the preferred stock is convertible or exchangeable, and the terms and conditions of conversion or exchange;

•	the place or places where dividends and other payments on the preferred stock will be payable; and

•	any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

All shares of preferred stock offered will be fully paid and non-assessable. Any shares of preferred stock that are issued will have priority over the common stock with respect to dividend or liquidation rights or both.

Our Board of Directors could create and issue a series of preferred stock with rights, privileges or restrictions which effectively discriminates against a then-existing or prospective holder of preferred stock as a result of the holder beneficially owning or commencing a tender offer for a substantial amount of common stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to make it more difficult or discourage an attempt by a potential acquirer to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise. The issuance of these shares of capital stock may defer or prevent a change in control of our company without any further stockholder action.

The transfer agent for each series of preferred stock will be described in the relevant prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES REPRESENTING PREFERRED STOCK

The applicable prospectus supplement will include a description of the material terms of any depositary shares representing preferred stock offered hereby.

DESCRIPTION OF DEBT SECURITIES

Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series pursuant to, in the case of senior debt securities, a senior Indenture dated August 24, 2017 between us and The Bank of New York Mellon, Trust Company, N.A (the “senior indenture”), and in the case of subordinated debt securities, a subordinated indenture to be entered into between us and The Bank of New York Mellon Trust Company, N.A. as trustee (the “subordinated indenture”). The senior indenture and the subordinated indenture are referred to herein as the “indentures.” The terms of our debt securities will include those set forth in the applicable indenture and those made a part thereof by the Trust Indenture Act of 1939, as amended.

Because the following is only a summary of selected provisions of the indentures and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the indentures and any supplemental indentures thereto or officer’s certificate or board resolution related thereto. We urge you to read the indentures because the indentures, not this description, define the rights of the holders of the debt securities. The subordinated indenture will be substantially in the form included as an exhibit to the registration statement of which this prospectus is a part.

General

The senior debt securities will constitute unsecured and unsubordinated obligations of ours and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated obligations and will be junior in right of payment to our Senior Indebtedness (including senior debt securities), as described under the heading “Certain Terms of the Subordinated Debt Securities—Subordination.”

We conduct most of our operations through subsidiaries. Consequently, our ability to pay our obligations, including our obligation to pay principal or interest on the debt securities, to pay the debt securities at maturity or upon redemption or to buy the debt securities may depend on our subsidiaries repaying investments and advances we have made to them, and on our subsidiaries’ earnings and their distributing those earnings to us. In addition, many of our subsidiaries are subject to laws and regulations that authorize regulatory bodies to block or reduce the flow of funds from our subsidiaries to us, or that prohibit such transfers altogether in certain circumstances. The debt securities will be effectively subordinated to all obligations (including trade payables and preferred stock obligations) of our subsidiaries. Our subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will depend on their operating results and will be subject to applicable laws and regulatory and contractual restrictions. The indentures will not limit our subsidiaries’ ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.

The debt securities will be our unsecured obligations. Our secured debt and other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

You should look in the prospectus supplement for any additional or different terms of the debt securities being offered, including the following terms:

(1)	the title and CUSIP number, if any, of the debt securities ;

(2)	the aggregate principal amount of the debt securities;

(3)	the date or dates on which the debt securities will mature ;

(4)	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method by which such rate will be determined;

(5)	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment date;

(6)	the right, if any, to extend the interest payment periods and the duration of that extension;

(7)	the place or places where principal and interest will be payable;

(8)	the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option or at your option;

(9)	the percentage of their principal amount (i.e. price) at which the debt securities will be issued;

(10)	the form of the debt securities, and if issuable in global form, the identity of the depositary;

(11)	any deletion from, modification of or addition to the events of default or covenants set forth in the indentures;

(12)	any provision granting special rights to the holders of debt securities when a specified event occurs;

(13)	any special tax implications of the debt securities, including for debt securities issued with original issue discount;

(14)	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

(15)	any guarantor or co-issuer of the debt securities;

(16)	any special interest premium or other premium;

(17)	whether the debt securities are convertible into or exchangeable for cash, common stock or other equity securities of the us or a combination thereof and the terms and conditions upon which such conversion or exchange shall be effected;

(18)	the currency in which payments shall be made, if other than U.S. Dollars; and

(19)	any and all other terms of the debt securities, including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of the debt securities.

Subject to any other term or condition of the indentures, the aggregate principal amount of debt securities which may be authenticated and delivered under the indentures is unlimited. We are entitled under the indentures to issue additional debt securities of any series of debt securities, that shall have identical terms as the original securities of such series, other than with respect to the date of issuance, issue price, amount of interest payable on the first interest payment date applicable to such additional debt securities and, if applicable, the first interest payment date for such additional debt securities, provided that if such additional debt securities are not fungible with the initial debt securities of such series offered hereby for U.S. federal income tax purposes, such additional debt securities will have a separate CUSIP number.

The transfer or exchange of any debt security (or a beneficial interest therein) may only be made in accordance with the indentures and, in the case of a debt security in global form (or a beneficial interest therein), the applicable rules and procedures of the depositary for such global security. See “—Book Entry Securities” and “Forms of Securities.” Subject to the terms of the indentures, you may transfer or exchange a debt security by presenting to the trustee a written request therefor accompanied by any certification, opinion or other document required by the indentures. No service charge will be imposed in connection with any transfer or exchange of any debt security, but we may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. Certain U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants

Unless otherwise indicated in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness, including indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

SEC Reporting

We will file with the trustee copies of the quarterly and annual reports and of the information, documents and other reports, if any, which we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act within 15 days after the same is filed with the SEC.

Filing of any such annual report, information, documents and such other reports on the SEC’s EDGAR system (or any successor thereto) or any other publicly available database maintained by the SEC will be deemed to satisfy this requirement. We will also comply with the other provisions of Section 314(a) of the Trust Indenture Act.

Consolidation, Merger and Sale of Assets

Unless we indicate otherwise in a prospectus supplement, we will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its assets to any person or persons in a single transaction or through a series of transactions, unless:

(1)

we shall be the continuing person, or the person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets of (the “surviving entity”) shall be an entity organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of our obligations under the senior indenture and the senior debt securities; provided, that if such continuing person or person shall not be a corporation, such entity shall organize or have a wholly-owned subsidiary in the form of a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, and shall cause such corporation to expressly assume, as a party to the supplemental indenture referenced above, as a co-obligor, each of such continuing Person or Person’s obligations under the senior indenture and the senior debt securities;

(2)	immediately after such transaction or series of transactions, no default has occurred and is continuing; and

(3)	we or the surviving entity will have delivered to the trustee an officers’ certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the senior indenture relating to the transaction or series of transactions have been satisfied.

The restrictions specified in clauses (2) and (3) above shall not be applicable to:

(A)	our merger or consolidation if our Board of Directors determines in good faith that the principal purpose of such transaction is to change the state of organization or convert our form of organization to another form, and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations; or

(B)	our merger with or into one of our single direct or indirect wholly-owned subsidiaries organized under the laws of the State of Delaware pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware; provided that upon the consummation of such merger the successor entity, directly or indirectly, owns all of the assets and subsidiaries that we owned prior to such merger.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all our assets occurs in accordance with the senior indenture, the surviving entity will succeed to, and be substituted for, and may exercise every right and power of ours under the senior indenture with the same effect as if such surviving entity had been named in our place in the senior indenture. We will (except in the case of a lease) be discharged from all obligations and covenants under the senior indenture and any senior debt securities issued thereunder.

No Protection in the Event of a Change of Control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of senior debt securities and except as described above under “—Consolidation, Merger and Sale of Assets,” the senior debt securities will not contain any provisions which may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default

Unless otherwise indicated in a prospectus supplement, any of the following events shall constitute an “Event of Default” under the senior indenture with respect to senior debt securities of any series:

(1)	failure to pay the principal (or premium, if any) on such series of senior debt securities when due and payable, whether on the due date thereof or when called for redemption or otherwise;

(2)	failure to pay interest on such series of senior debt securities when due and continuance of that default for 30 days;

(3)	failure to perform or the breach of any covenant or agreement in the senior indenture or such series of senior debt securities (other than a default specified in clause (1) or (2) above) that continues for at least 90 days after we are given written notice by the trustee or we and the trustee are given written notice by the holders of at least 25% in aggregate principal amount of such outstanding series of senior debt securities;

(4)	the commencement by us of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or our consent to the entry of an order for relief in an involuntary case under any such law, or our consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of us or for any substantial part of our property, or make any general assignment for the benefit of creditors; and

(5)	an event of default as defined in any mortgage, indenture or instrument securing or evidencing any of our indebtedness or of any of our significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X promulgated under the Securities Act) for borrowed money, resulting in such indebtedness with an outstanding principal amount exceeding $75 million becoming or being declared due and payable prior to the date on which it would otherwise become due and payable if the acceleration is not rescinded, annulled or waived within 30 days after written notice from the trustee or holders of at least 25% of the outstanding principal amount of such series of senior debt securities; provided that this event of default will be remedied, cured or waived without further action upon the part of either the trustee or any of the holders if any default giving rise to the acceleration of such other indebtedness is remedied, cured or waived; provided further that this clause (5) shall not apply to any “Excluded Indebtedness” (see “—Certain Definitions” below) of the Company or any of its subsidiaries.

If an event of default under the senior indenture specified in clause (4) occurs with respect to the any series of senior debt securities and is continuing, the outstanding senior debt securities of such series will become due and payable immediately without any declaration or other act on the part of the trustee or holders of senior debt securities of such series. If any other event of default occurs with respect to any series of senior debt securities and is continuing, either the trustee or the holders of 25% in principal amount of such series of senior debt securities may declare the principal amount to be due and payable immediately. The holders of a majority in principal amount of the senior debt securities then outstanding of such series, in some circumstances, may annul the declaration of acceleration and waive past defaults.

If a portion of the principal of any senior debt securities originally issued at a discount shall have been accelerated and declared due and payable pursuant to the provisions of the senior indenture, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such senior debt securities shall be deemed, for all purposes under the senior indenture, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such senior debt securities.

The holders of at least a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

(1)	the holder gives the trustee written notice of a continuing event of default;

(2)	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

(3)	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability, or expense;

(4)	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of or interest, if any, on such senior debt security, or to bring suit for the enforcement of any such payment, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all conditions and covenants under the senior indenture.

Satisfaction and Discharge

The senior indenture with respect to any series of senior debt securities will be discharged and will cease to be of further effect thereunder when:

(1)	either:

(A)	all senior debt securities of such series that have been authenticated and delivered (other than destroyed, lost or stolen senior debt securities that have been replaced, senior debt securities that are paid and senior debt securities for whose payment money or securities have theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation and we have paid all sums payable under the senior indenture with respect to the senior debt securities of such series; or

(B)	all senior debt securities of such series mature within one year or are to be called for redemption within one year and we have irrevocably deposited with the trustee, as trust funds in trust solely for the benefit of the holders, money, U.S. Government Obligations or a combination thereof sufficient, without consideration of any reinvestment of interest, to pay principal, premium, if any, and accrued interest on the senior debt securities of such series to the date of maturity or redemption and all other sums due and payable under the senior indenture with respect to the senior debt securities of such series; and

(2)	we have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of all sums then due and payable under the senior indenture for such series of senior debt securities when due or on the redemption date, as applicable; and

(3)	we have delivered an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Satisfaction and Discharge

Legal Defeasance

Unless the terms of any series of senior debt securities provide otherwise, the senior indenture provides that we will be deemed to have paid and will be discharged from any and all obligations in respect of any series of senior debt securities on the 91st day after the deposit referred to below, and the provisions of the senior indenture will no longer be in effect with respect to the senior debt securities of such series (except for, among other matters, certain obligations to register the transfer or exchange of the senior debt securities to replace stolen, lost or mutilated senior debt securities, to maintain paying agencies and to hold monies for payment in trust) if, among other things:

(1)	we have deposited with the trustee, in trust, money, the equivalent in U.S. Government Obligations or a combination that through the payment of interest and principal in respect of the outstanding senior debt securities of such series in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on such outstanding senior debt securities when due of such payments in accordance with the terms of the senior indenture and the senior debt securities of such series; such deposit will not result in a breach or violation of, or constitute a default under, the senior indenture or any other material agreement or instrument to which we are a party or by which we are bound;

(2)	we have delivered to the trustee:

(A)	either (x) an opinion of counsel to the effect that beneficial owners of the senior debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of our exercise of the option under this defeasance provision and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable U.S. federal income tax law after the date the senior debt securities are issued such that a ruling is no longer required or (y) a ruling directed to the trustee received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel; and

(B)	an opinion of counsel to the effect that the defeasance trust is not required to register as an investment company under the Investment Company Act of 1940 and, after the passage of 91 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(3)	no default with respect to the outstanding senior debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit; and

(4)	immediately after giving effect to such deposit on a pro forma basis, no event of default, or event that after the giving of notice or lapse of time or both would become an event of default shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we or any of our subsidiaries is a party or by which the we or any of our subsidiaries is bound.

Covenant Defeasance

The senior indenture further provides that its provisions will no longer be in effect with respect to the limitations described under “—Consolidation, Merger and Sale of Assets,” “—SEC Reporting Obligations” and the obligations described in the last paragraph under “Events of Default,” and clause (3) under “Events of Default” shall be deemed not to be events of default with respect to any series of senior debt securities, as applicable, upon, among other things, the deposit with the trustee, in trust, of money, U.S. Government Obligations or a combination thereof that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the applicable series of senior debt securities when due in accordance with the terms of the senior indenture and such series of senior debt securities, the satisfaction of the provisions described in clauses (2)(B) and (3) of the preceding paragraph and the delivery by us to the trustee of an opinion of counsel to the effect that, among other things, the beneficial owners of such series of senior debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance of certain covenants and events of default and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Modification and Waiver

We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

(1)	cure any ambiguity, defect or inconsistency in the senior indenture or any senior debt securities of any series;

(2)	provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption;

(3)	comply with any requirements of the SEC in connection with the qualification of the senior indenture under the Trust Indenture Act;

(4)	evidence and provide for the acceptance of appointment by a successor trustee;

(5)	provide for uncertificated senior debt securities in addition to or in place of certificated senior debt securities;

(6)	provide for the issuance of additional senior debt securities in accordance with the senior indenture;

(7)	provide for or add or remove guarantors with respect to the senior debt securities of any series;

(8)	secure any series of senior debt securities;

(9)	make any change that would provide any additional rights or benefits to the holders of any series of senior debt securities;

(10)	establish the form or forms of any series of senior debt securities;

(11)	conform any provision contained in the senior indenture or any supplement thereto to the descriptions of senior debt securities set forth in this “Description of Debt Securities” or the descriptions of such series of senior debt securities contained in any accompanying prospectus supplement relating to such senior debt securities under the heading “Description of the Notes” or similar; or

(12)	make any change that does not materially and adversely affect the rights of any holder.

We and the trustee may make modifications and amendments of the senior indenture with respect to any series of senior debt securities with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (voting as one class), and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the waiver (voting as one class). However, no modification or amendment may, without the consent of each holder of each outstanding senior debt security affected thereby:

(1)	reduce the principal amount, or extend the fixed maturity, of the senior debt securities, alter or waive the optional redemption date or optional redemption prices, if applicable, of the senior debt securities;

(2)	change the currency in which principal, any premium or interest is paid;

(3)	reduce the percentage in principal amount outstanding of senior debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

(4)	impair the right to institute suit for the enforcement of any payment on the senior debt securities ;

(5)	waive a payment default with respect to the senior debt securities;

(6)	reduce the interest rate or extend the time for payment of interest on the senior debt securities; or

(7)	adversely affect the ranking of the senior debt securities of any series.

It shall not be necessary for the consent of the holders under this section of the senior indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this section of the senior indenture becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. We will send supplemental indentures to holders upon request. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

No Personal Liability of Incorporators, Stockholders, Officers, Directors or Employees

No recourse for the payment of the principal of, premium, if any, or interest on any of the senior debt securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any of our obligations, covenants or agreements in the senior indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee, manager, partner, equityholder or controlling person of us or of any successor person thereof. Each holder, by accepting the senior debt securities, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the senior debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws.

Concerning the Trustee

The senior indenture provides that, except during the continuance of a default, the trustee will only be required to perform those duties that are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it by the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

We have normal banking relationships with the trustee under the senior indenture in the ordinary course of business.

Book-Entry Securities

If we establish pursuant to the senior indenture that the senior debt securities of a particular series are to be issued as global securities, each global security will be registered in the name of the depositary for such series or its nominee. The depositary for each such series of senior debt securities shall initially be the Depositary Trust Company (“DTC”). So long as DTC is serving as the depositary for such securities, the global securities will bear a legend specified in the senior indenture.

Each global security will be delivered to the trustee as custodian for the depositary. Participants of the depositary will have no rights under the senior indenture with respect to any global security held by the depositary, and the depositary will be treated by u and the trustee as the absolute owner and holder of the global note for all purposes.

See “Forms of Securities.”

Exchange of Book-Entry Securities for Certificated Securities

A global security representing senior debt securities is exchangeable for definitive securities in registered certificated form if:

(1)	DTC (A) notifies us that it is unwilling or unable to continue as depositary for such senior debt securities and we thereupon fail to appoint a successor depositary or (B) has ceased to be a clearing agency registered under the Exchange Act; or

(2)	there shall have occurred and be continuing an event of default with respect to the senior debt securities.

In all the above cases, certificated senior debt securities delivered in exchange for any global security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures) or us.

Notices

Notices to holders of the senior debt securities will be made by first class mail, postage prepaid, or by electronic communication to the addresses that appear on the security register of the senior debt securities; provided that as long as DTC is the registered holder of the senior debt securities, such notices may be provided in accordance with the operating procedures of DTC.

Unclaimed Funds

The trustee will pay to us upon our written request any money held for payment with respect to the senior debt securities of a series that remains unclaimed for two years. After payment to us, holders entitled to such money must look solely to us for payment, unless applicable law designates another person, and all liability of the trustee with respect to such money will cease.

Governing Law

The senior indenture and the senior debt securities shall be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below are defined terms used in the covenants and other provisions of the senior indenture. Reference is made to the senior indenture for other capitalized terms used in this “Description of the Notes” for which no definition is provided.

“Bank Regulated Subsidiary” means (a) ETB Holdings, Inc. (provided that such Person is a savings and loan holding company, as defined under the Home Owners’ Loan Act, as amended, or a bank holding company, as defined under the Bank Holding Company Act, as amended, but in no event shall such Person mean, or include, the Company), (b) any direct or indirect insured depository institution subsidiary that is regulated by foreign, Federal or state banking regulators, including without limitation, the Board of Governors, the OCC and the FDIC, or (c) any subsidiary of a Bank Regulated Subsidiary all of the common equity interests of which are owned by such Bank Regulated Subsidiary and the sole purpose of which is to issue trust preferred or similar securities where the proceeds of the sale of such securities are invested in such Bank Regulated Subsidiary and where such proceeds would be treated as Tier I capital were such Bank Regulated Subsidiary a bank holding company regulated by the Board of Governors.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America, together with its constituent banks and agencies.

“Broker Dealer Regulated Subsidiary” means any subsidiary that is registered as a broker dealer pursuant to Section 15 of the Exchange Act (as in effect from time to time) or that is regulated as a broker dealer or underwriter under any foreign securities law.

“business day” means any day other than a Saturday or Sunday or a day on which banking institutions in New York City (or such other place of payment as may be subsequently specified by us) are authorized or obligated by law or executive order to close.

“Excluded Indebtedness” means:

(1)	secured indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such indebtedness (to the extent such sale, transfer or other disposition is not prohibited under the indentures); and

(2)	with respect to any Regulated Subsidiaries:

(A)	indebtedness or other obligations arising from products and services offered by Bank Regulated Subsidiaries, Broker Dealer Regulated Subsidiaries or Insurance Regulated Subsidiaries in the ordinary course including, but not limited to, deposits, CDs, prepaid forward contracts, swaps, exchangeable debt securities, foreign currency purchases or sales and letters of credit, customer activities and clearing and clearing-related activities (including, in each case, indebtedness to finance such activities);

(B)	indebtedness or other obligations incurred in the ordinary course arising from margin lending, Stock Loan activities, customer activities, clearing and clearing-related activities or foreign currency settlement obligations of a Broker Dealer Regulated Subsidiary (including, in each case, indebtedness to finance such activities); and

(C)	advances from a Federal Home Loan Bank, a Federal Reserve Bank, Fannie Mae or another institution similar to any of the foregoing, repurchase and reverse repurchase agreements relating to Investment Securities, medium term notes, treasury tax and loan balances, special direct investment balances, bank notes, commercial paper, term investment option balances, brokered certificates of deposit, dollar rolls and federal funds purchased, in each case incurred in the ordinary course of a Regulated Subsidiary’s business;

provided, for the avoidance of doubt, any amounts drawn and outstanding pursuant to that certain Revolving Credit Agreement, dated as of June 23, 2017 and as amended, supplemented, modified or amended and restated from time to time, among the Company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, shall be deemed to not be Excluded Indebtedness.

“FDIC” means Federal Deposit Insurance Corporation.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, exchange, clearing house, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Insurance Regulated Subsidiary” means any subsidiary that conducts an insurance business such that it is regulated by any supervisory agency, state insurance department or other state, Federal or foreign insurance regulatory body or the National Association of Insurance Commissioners.

“Investment Securities” means marketable securities of a Person (other than an affiliate or joint venture of the Company or any of its subsidiaries), mortgages, credit card and other loan receivables, futures contracts on marketable securities, interest rates and foreign currencies used for the hedging of marketable securities, mortgages or credit card and other loan receivables purchased, borrowed, sold, loaned or pledged by such Person in the ordinary course of its business.

“OCC” means the United States Office of the Comptroller of the Currency.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Regulated Subsidiary” means a Broker Dealer Regulated Subsidiary, a Bank Regulated Subsidiary or an Insurance Regulated Subsidiary or any other subsidiary subject to minimum capital requirements or other similar material regulatory requirements imposed by applicable Governmental Authorities.

“Stock Loan” means a “Loan” as used in the Master Securities Loan Agreement published from time to time by the Bond Market Association.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the maturity date of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination, or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities. Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination

The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all our Senior Indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles as in effect on the date of the subordinated indenture;

•	all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•	all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute Senior Indebtedness for purposes of the subordinated debt indenture.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock, depositary shares or any combination of such securities.

FORMS OF SECURITIES

Unless otherwise indicated in a prospectus supplement, each debt security, warrant, share of preferred stock, depositary share and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered debt securities, warrants, shares of preferred stock, depositary shares and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities.

Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below or elsewhere in this prospectus, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of E*TRADE, the trustee, any warrant agent, unit agent or any other agent of E*TRADE, agent of the trustee or agent of such warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based on directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

SELLING SECURITY HOLDERS

Information about selling security holders, if any, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus is a part or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We or any selling security holders may sell the securities being offered hereby in one or more of the following ways from time to time:

•	directly to purchasers;

•	through agents;

•	through underwriters;

•	through dealers;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately-negotiated transactions;

•	transactions in which a broker-dealer agrees with a selling security holder to sell a specified number of securities at a stipulated price per security;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation, in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus is a part or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$420,000,000

E*TRADE Financial Corporation

4.500% Senior Notes due 2028

PROSPECTUS SUPPLEMENT

Credit Suisse	J.P. Morgan	Wells Fargo Securities	BofA Merrill Lynch

Barclays	Citigroup	Morgan Stanley	US Bancorp

June 11, 2018